UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐ Preliminary Proxy Statement                                                                ☐ Confidential, for use of the Commission only
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Pernix Therapeutics Holdings, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PERNIX THERAPEUTICS HOLDINGS, INC.
10 North Park Place, Suite 201
Morristown, New Jersey 07960
(opening May 2014)

April 25, 2014

To Our Stockholders:

You are cordially invited to join us at our 2014 Annual Meeting of Stockholders to be held at our new corporate headquarters at 10 North Park Place, Suite 201, Morristown, New Jersey 07960, on June 18, 2014 at 10:00 a.m., local time.  For directions to attend the meeting and vote in person, please visit our proxy website at https://www.iproxydirect.com/PTX.

The attached Notice of Annual Meeting and Proxy Statement describe the matters proposed by your Board of Directors to be considered and voted upon by our stockholders at the 2014 Annual Meeting.

Once again, we are taking advantage of the Securities and Exchange Commission’s Notice and Access proxy rule, which allows companies to furnish proxy materials via the Internet as an alternative to the traditional approach of mailing a printed set to each stockholder.  We believe this approach provides you, as our stockholders, the proxy materials you need while reducing printing and postage costs associated with delivery and reducing the environmental impact of our Annual Meeting.  In accordance with these rules, we have sent a Notice of Internet Availability of Proxy Materials to those stockholders who have not previously elected to receive a printed set of proxy materials.  The Notice contains instructions on how to access our Proxy Statement and Annual Report to Stockholders, as well as how to vote online, by telephone, or in person at the 2014 Annual Meeting.

Your vote is important.  Whether you own relatively few or a large number of shares of our stock, it is important that your shares be represented and voted at the Annual Meeting.  Please vote your shares online or by telephone or, if you received a printed set of proxy materials by mail, by returning the accompanying proxy card.  Further instructions on how to vote your shares can be found in our Proxy Statement.

Thank you for your support of our company.

Sincerely,

Douglas Drysdale
Chairman of the Board and
Chief Executive Officer

PERNIX THERAPEUTICS HOLDINGS, INC.
10 North Park Place, Suite 201
Morristown, New Jersey  07960

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2014 Annual Meeting of the Stockholders of Pernix Therapeutics Holdings, Inc., a Maryland corporation (the “Company”), will be held at the Company’s corporate headquarters at 10 North Park Place, Suite 201, Morristown, New Jersey 07960 on June 18, 2013 at 10:00 a.m., local time, to vote upon the following matters:

●	to elect four directors for a term of one year;

●	to approve the Company’s Amended and Restated 2009 Stock Incentive Plan, as amended;

●	to approve, on an advisory basis, our executive compensation as disclosed in the attached proxy statement (“say-on-pay”);

●	to ratify the selection of Cherry Bekaert L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and

●	to transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on April 21, 2014 are entitled to notice of, and to vote at, the 2014 Annual Meeting.

Once again, instead of mailing a printed copy of our proxy materials (including our annual report) to each stockholder of record, we have decided to provide access to these materials via the Internet.  This delivery method reduces the amount of paper necessary to produce these materials, as well as the costs associated with printing and mailing these materials to all stockholders.  Accordingly, on April 25, 2014, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of April 21, 2014 and posted our proxy materials on our website as described in the Notice.  As explained in greater detail in the Notice, all stockholders may access our proxy materials on our website or may request a printed set of our proxy materials.  In addition, the Notice and website provide information on how to request to receive all future proxy materials in printed form or electronically.

Your vote is important.  If you are unable to attend in person and wish to have your shares voted, please vote as soon as possible, whether online, by telephone, or by returning a proxy card sent to you in response to your request for printed proxy materials.

By Order of the Board of Directors

Douglas Drysdale
Chairman of the Board and
Chief Executive Officer

Morristown, New Jersey
April 25, 2014

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF OUR PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 18, 2014.

This proxy statement and our 2013 annual report are available at https://www.iproxydirect.com/PTX

PERNIX THERAPEUTICS HOLDINGS, INC.
10 North Park Place, Suite 201
Morristown, New Jersey  07960

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS,

THE ANNUAL MEETING AND VOTING

Q:           Why am I receiving these proxy materials?

A:
You are receiving these proxy materials because you owned shares of common stock of our company, Pernix Therapeutics Holdings, Inc. (the “Company”), at the close of business on April 21, 2014, and, therefore, are eligible to vote at the Company’s 2014 annual meeting of stockholders (the “Annual Meeting”).  Our board of directors (the “Board”) is soliciting your proxy to vote at the Annual Meeting.

Q:	Why did I receive the one-page Notice of Internet Availability of Proxy Materials?

A:
Since we are providing proxy materials to you primarily online, instead of mailing printed copies to each owner of our common stock, you received a one-page Notice of Internet Availability of Proxy (the “Notice”).  The Notice was mailed to stockholders beginning April 25, 2014 and it directs you to a website where you can view our proxy materials, including this proxy statement and our annual report.  If you would like to obtain a paper copy of the proxy materials, including our annual report, please follow the instructions on the Notice.

Q:	On what matters will I be voting?

A:
At the Annual Meeting, our stockholders will be asked (1) to elect four directors to each serve a one-year term; (2) to approve the Company’s Amended and Restated 2009 Stock Incentive Plan, as amended; (3) to approve, on an advisory basis, our executive compensation as disclosed in this pro xy statement (the “say-on-pay” vote); and (4) to ratify the appointment of Cherry Bekaert L.L.P., an independent registered public accounting firm, as our independent auditor for the fiscal year ending December 31, 2014.

Q:	Could other matters be considered and voted upon at the Annual Meeting?

A:
Our Board does not expect to bring any other matter before the Annual Meeting and is not aware of any other matter that may be considered at the Annual Meeting.  In addition, pursuant to our bylaws, the time has elapsed for any stockholder to properly bring a matter before the Annual Meeting.  However, if any other matter does properly come before the Annual Meeting, the proxy holders will vote the proxies as the Board may recommend.

Q:	Where and when will the Annual Meeting be held?

A:	The Annual Meeting will be held at our new corporate headquarters at 10 North Park Place, Suite 201, Morristown, New Jersey 07960, on June 18, 2014 at 10:00 a.m., local time.

Q:	How can I obtain directions to the Annual Meeting?

A:	For directions to the location of our Annual Meeting, please visit our proxy website at https://www.iproxydirect.com/PTX.

Q:	Who is soliciting my proxy?

A:
Our Board is soliciting your proxy to vote at the Annual Meeting.  By completing and returning a proxy card, you are authorizing the proxy holder to vote your shares at the Annual Meeting as you have instructed.

Q:	How many votes may I cast?

A:	Each holder of common stock is entitled to one vote, in person or by proxy, for each share of our common stock held of record on the record date.

Q:	How many votes can be cast by all stockholders?

A:
Our common stock is the only class of security outstanding and entitled to vote at the Annual Meeting.  As of the record date, we had 37,752,908 shares of common stock outstanding, each of which is entitled to one vote. 6322834/44075742

Q:	How many shares must be present to hold the Annual Meeting?

A:	Our bylaws provide that 50% of the total number of shares of common stock outstanding constitutes a quorum and must be present in person or by proxy to conduct a meeting of our stockholders.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the “stockholder of record.”  The Notice has been directly sent to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.”  The Notice has been forwarded to you by your broker, bank, or nominee who is considered, with respect to those shares, the stockholder of record.  If you are a beneficial owner, you have the right to direct your broker, bank, or nominee how to vote your shares by following the instructions that they have included with these proxy materials.

Q:	How do I vote?

A:	You may vote using any of the following methods:

●
In person at the Annual Meeting:   You may vote in person at the Annual Meeting, either by attending the Annual Meeting yourself or authorizing a representative to attend the Annual Meeting on your behalf.  You may also execute a proper proxy designating that person.  If you are a beneficial owner of shares held in street name, you must obtain a proxy from your broker, bank, or nominee naming you as the proxy holder and present it to the inspectors of election with your ballot when you vote at the Annual Meeting.

●
Other ways to vote:  You may also vote online or by telephone as instructed on the Notice, or by returning a proxy card or voting instruction form sent to you in response to your request for printed proxy materials.

Q:	Once I deliver my proxy, can I revoke or change my vote?

A:
Yes.  You may revoke or change your proxy at any time before it is voted by giving a written revocation notice to our corporate secretary, by delivering timely a proxy with a later date, or by voting in person at the Annual Meeting.

Q:	Can my shares be voted if I do not return the proxy card and do not attend the Annual Meeting in person?

A:
If you are a stockholder of record and do not vote the shares held in your name, your shares will not be voted.  However, the Company may vote your shares if you have returned a blank or incomplete proxy card (see “What happens if I return a proxy card without instructions?” below regarding record holders).

If you are the beneficial owner of shares held in street name and you do not provide voting instructions to your broker, bank, or nominee, your shares will not be voted on any proposal for which your broker does not have discretionary authority to vote (a “broker non-vote”).  Brokers generally have discretionary authority to vote shares held in street name on “routine” matters but not on “non-routine” matters.  The proposal to ratify the appointment of the independent auditor is generally considered a “routine” matter, while each of the proposal to approve the Amended and Restated 2009 Stock Incentive Plan, as amended, the say-on-pay vote, the frequency vote, and the proposal to elect directors is a “non-routine” matter.

Q:	What happens if I submit a proxy without voting instructions?

A:
● Record holders:  If you are a stockholder of record and return a proxy card without voting instructions, your shares will be voted (1) FOR each of the four director nominees, (2) FOR approval of the Amended and Restated 2009 Stock Incentive Plan, as amended, (3) FOR approval of our executive compensation as disclosed in this proxy statement, and (4) FOR the ratification of the appointment of Cherry Bekaert L.L.P. as our independent auditor for the fiscal year ending December 31, 2014.

●Street holders:  If you are a beneficial owner of shares and do not give voting instructions to your broker, bank, or nominee, they will only be entitled to vote your shares with respect to “routine” items, such as the proposal to ratify the appointment of the independent auditor.

Q:	What are my voting options for each proposal? How does the Board of Directors recommend that I vote? How many votes are required to approve each proposal? How are votes counted?

A:
The following chart explains what your voting options are with regard to each matter proposed in this proxy statement, how our Board recommends that you vote, and what vote is required for that proposal to be approved:

Proposal	Your Voting Options	Recommendation of the Board of Directors	Vote Required for Approval

Election of Directors	You may vote “FOR” all nominees, “AGAINST” all nominees, or “FOR” all but one or more nominees.	The Board recommends you vote “FOR” all four nominees.	plurality of the votes cast

Approval of Amended and Restated 2009 Stock Incentive Plan, as amended	You may vote “FOR” or “AGAINST” this proposal or you may “ABSTAIN” from voting.	The Board recommends that you vote “FOR” the approval of the Amended and Restated 2009 Stock Incentive Plan, as amended	affirmative vote of a majority of the votes cast

Say-on-Pay (advisory)	You may vote “FOR” or “AGAINST” this proposal or you may “ABSTAIN” from voting.	The Board recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.	affirmative vote of a majority of the votes cast

Ratification of Selection of Auditors for 2014	You may vote “FOR” or “AGAINST” this proposal or you may “ABSTAIN” from voting.	The Board recommends that you vote “FOR” ratification of our selection of Cherry Bekaert L.L.P. as our independent registered public accounting firm for 2014.	affirmative vote of a majority of the votes cast

Any Other Matters.   Any other matters coming before the Annual Meeting will be decided by the affirmative vote of a majority of the votes cast, except as otherwise provided by statute, regulation, or our articles of incorporation or bylaws.

Q:	What effect do abstentions and broker non-votes have on each proposal?

A:	Because director elections and the frequency vote will be decided by plurality vote, abstentions and broker non-votes have no effect on either of those proposals.

Abstentions and broker-non votes are not considered “votes cast.”  Therefore, with regard to the approval of the amendment to the Amended and Restated 2009 Stock Incentive Plan, the say-on-pay vote and the ratification of auditors, abstentions and broker non-votes will reduce the number (but not the percentage) of affirmative votes needed to pass the proposal.

Q:	Who pays for soliciting proxies?

A:
We are paying for all costs of soliciting proxies.  Our directors, officers, and employees may request the return of proxies by mail, telephone, Internet, telefax, telegram, or personal interview.  We are also requesting that banks, brokerage houses, and other nominees or fiduciaries forward the soliciting material to their principals and that they obtain authorization for the execution of proxies.  We will reimburse them for their expenses.

Q:	What happens if the Annual Meeting is postponed or adjourned?

A:	Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy at any time until it is voted.

Q:	How can stockholders present proposals for inclusion in our proxy materials relating to our 2015 annual meeting?

A:
Any stockholder who wishes to present a proposal for inclusion in our proxy materials relating to our 2014 annual meeting must give us notice in advance of the meeting in accordance with Rule 14a-8(c) as promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This rule requires that notice must be received by our corporate secretary at our principal executive offices no later than December 26, 2014, although this date will change if the date of our 2015 annual meeting is 30 calendar days earlier or later than June 16, 2015.  Our principal executive offices will be located at 10 North Park Place, Suite 201, Morristown, New Jersey 07960 on or around May 19, 2014.  Prior to that time, you may send notices addressed to our corporate secretary at 884 Johnnie Dodds Blvd, Suite 201, Mt. Pleasant, SC 29464.

All stockholder proposals and recommendations for nomination for director must comply with Article III of our bylaws in order to be eligible for consideration at a stockholders’ meeting.  Any individual recommended by a stockholder as a candidate for director must satisfy the director qualification requirements contained in Article IV of our bylaws in order to serve as a member of our Board.

Stockholders should refer to the bylaws for a complete description of the requirements.  Our bylaws are filed with the SEC and also may be obtained as described under “Corporate Governance – Availability of Corporate Governance Documents.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table describes, as of April 21, 2014, the beneficial ownership of our common stock by each person known to us to be the beneficial owner of five percent or more of our outstanding common stock, other than Steven Elms, whose beneficial ownership is reflected in the next chart (“Security Ownership of Directors and Executive Officers”).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Athyrium Capital Management, LLC 530 Fifth Avenue, 25th Floor New York, New York 10036	10,972,223(2)	22.5%
James E. Smith, Jr. 700 Camp Street New Orleans, Louisiana 70130	4,505,904(3)	12.1%
Bracebridge Capital, LLC 500 Boylston Street, Suite 1700 Boston, Massachusetts 02116	3,611,111(4)	8.7%
Cooper C. Collins 33219 Forest West Drive Magnolia, TX 77354	3,526,571(5)	9.4%
Broadfin Capital, LLC 237 Park Avenue, Suite 900 New York, New York 10017	3,500,000(6)	9.4%
Cetus Capital II, LLC 8 Sound Shore Drive Greenwich, Connecticut 06830	3,472,222(7)	8.4%
Orbimed Advisors, LLC 601 Lexington Avenue, 54th Floor New York, New York 10022	2,320,800(8)	6.2%
Sageview Capital Master, L.P. 55 Railroad Avenue Greenwich, Connecticut 06830	2,223,339(9)	6.0%
Aisling Capital III, LP 888 Seventh Avenue, 30th Floor New York, New York 10106	2,000,000(10)	5.4%

(1)	Based on 37,752,908 shares of our common stock outstanding on April 21, 2014.
(2)
Based on our sale to Athyrium Opportunities Fund (A) LP and Athyrium Opportunities Fund (B) LP of an aggregate of $39,500,000.00 in aggregate principal amount of our 8.00% Convertible Senior Notes due 2019 which are convertible at the noteholders’ option into shares of our common stock based on a current conversion rate of 277.7778 shares of our common stock per $1,000.00 principal amount of Notes.  The amount reflected in Percentage of Class assumes the issuance of the shares of common stock underlying the Notes.

(3)	Based on a Form 4 filed with the SEC on April 17, 2014 by Mr. Smith. The number of shares reported as beneficially owned by him include 3,200 shares held by his daughter.
(4)
Based on our sale to FYI Ltd., FFI Fund Ltd., Value Recovery Fund Limited, Olifant Fund, Ltd. and Strongbow Fund Ltd. of an aggregate of $13,000,000.00 in aggregate principal amount of our 8.00% Convertible Senior Notes due 2019 which are convertible at the noteholders’ option into shares of our common stock based on a current conversion rate of 277.7778 shares of our common stock per $1,000.00 principal amount of Notes. The amount reflected in Percentage of Class assumes the issuance of the shares of common stock underlying the Notes.

(5)
Based on a Form 4 filed with the SEC on April 2, 2014 by Mr. Collins.  The number of shares reported as beneficially owned by him include (a) 245,163 shares held by his wife, (b) 390,681 shares that are held in a grantor retained annuity trust for the benefit of his wife and children, and (c) 390,681 shares that are held in a grantor retained annuity trust for the benefit of himself and his children.

(6)
Based on a joint Schedule 13G filed with the SEC on March 6, 2014 by (a) Broadfin Capital, LLC, (b) Broadfin Healthcare Master Fund, Ltd., and (c) Kevin Kotler, each of which has shared voting and dispositive power over all reported shares.

(7)
Based on a joint Schedule 13D filed with the SEC on March 3, 2014 by (a) Cetus Capital II, LLC, which has sole voting and dispostive power over approximately 2,447,917 shares, (b) Littlejohn Opportunities Master Fund LP, which has sole voting and dispositive power over approximately 677,083 shares, and (c) SG Distressed Fund, LP, which has sole voting and dispositive power over 347,222 shares.  All of the joint reporters purchased the Company’s 8.00% Convertible Senior Notes due 2019, and the number of shares set forth in the table above and in this footnote reflect the approximate number of shares issuable upon conversion of the Notes, based on the initial conversion rate of 277.7778 shares of our common stock per $1,000.00 principal amount of Notes.  The amount reflected in Percentage of Class assumes the issuance of the shares of common stock underlying the Notes.

(8)
Based on a joint Schedule 13G/A filed with the SEC on February 13, 2014 by (a) Orbimed Advisors, LLC, which has shared voting and dispositive power over 682,400 shares; (b) Orbimed Capital LLC, which has shared voting and shared dispositive power over 1,638,400 shares; and (c) Samuel D. Isaly, who has shared voting and shared dispositive power over all reported shares.

(9)
Based on a joint Schedule 13D filed with the SEC on May 7, 2012 by Sageview Capital Master, L.P. (“Sageview Master”), which has sole voting and dispositive power over all reported shares, and the following persons or entities, each of which shares voting and dispositive power over all reported shares: (a) three limited partnerships that collectively own 100% of Sageview Master (together, the “Sageview Shareholders”); (b) the entity that serves as general partner of each Sageview Shareholder (“Sageview Capital GenPar”); (c) the sole owner of Sageview Capital GenPar (“Sageview GenPar”); (d) the general partner of Sageview GenPar (“Sageview MGP”); and (e) two managing members of Sageview MGP, Edward A. Gilhuly and Scott M. Stuart.

(10)
Based on a joint Schedule 13D filed on August 8, 2011 with the SEC by the following:  Aisling Capital III, LP and its general partner, Aisling Capital Partners III, LP, each of which may be deemed to have sole voting and dispositive power over all reported shares; Aisling Capital Partners III, LLC (the general partner of Aisling Capital Partners III, LP), its managing member, Dennis Purcell, and two other principals, Steven Elms, and Andrew Schiff, each of which may be deemed to have shared voting and dispositive power of all reported shares.  Note that these shares are also reported under “Security Ownership of Directors and Executive Officers” as beneficially owned by Mr. Elms, who serves as a director of our Company.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table describes, as of April 21, 2014, the beneficial ownership of our common stock by each of our current directors and director nominees, each of our named executive officers as listed in the Fiscal 2013 Summary Compensation Table, and all of our current directors and executive officers as a group.

Name of Beneficial Owner	Shares Acquirable within 60 Days upon Exercise of Stock Options	Shares of Restricted Stock (1)	Total Number of Shares Beneficially Owned (2)		Percentage of Class (3)
Directors
Douglas Drysdale(4)	--	--	--		*
Steven Elms	3,333	6,667	2,013,333	(5)	5.3%
John A. Sedor	--	--	--		*

Named Executive Officers(6)
Michael Pearce	--	--	6,667		*
Brian Dorsey	--	33,334	87,023		*
Tracy Clifford	116,333	113,333	236,647		*
All current directors and executive officers as a group (7 persons)(7)	119,666	153,334	2,337,003	(5)	7.5%
———————
*           indicates less than 1%

(1)	Each holder of restricted stock has sole voting power but no investment power over the shares he beneficially owns.
(2)
The figures in this column include all shares currently beneficially owned by the respective holder with full voting and investment power, plus any amounts reported in the previous two columns (“Shares Acquirable within 60 Days upon Exercise of Stock Options” and “Shares of Restricted Stock”).

(3)	Based on 37,752,908 shares of our common stock outstanding on April 21, 2014.
(4)	Also a current executive officer.
(5)
Includes 2,000,000 shares that are also reported as beneficially owned by Aisling Capital III, LP in footnote 9 of the previous table (“Security Ownership of Certain Beneficial Owners”).  Mr. Elms is a principal of the general partner of Aisling Capital III, LP, the partnership that owns the 2,000,000 shares.  Mr. Elms disclaims beneficial ownership of the shares owned by Aisling Capital III, LP except to the extent of his pecuniary interest therein.

(6)	This table does not include Cooper Collins, a Named Executive Officer who is no longer an executive officer but who is included in the Security Ownership of Certain Beneficial Owners table.
(7)	This group does not reflect shares beneficially owned by Michael Pearce, as he is no longer a director or an executive officer as of the date of this table.

ELECTION OF DIRECTORS
(PROPOSAL 1)

 General

Our bylaws provide that the number of directors shall be fixed from time to time by resolution of our Board, and by resolution the Board has set the number of directors at four.  The current term of office of all four of our directors expires at our Annual Meeting.  At the recommendation of our Nominating Committee, our Board has re-nominated each of our current directors to serve a new term of office expiring at our 2015 annual meeting of stockholders or until his successor is duly elected and qualified.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named below.  Each director nominee has indicated that he is willing and able to serve if elected.  In the event that any nominee is unable or declines to serve as a director at the time of our meeting, the proxies will be voted for any nominee designated by our current Board to fill the vacancy.  Under our bylaws, directors are elected by plurality vote.

Director Nominees

The following table sets forth certain information regarding our nominees for election as directors, including whether each has been determined by our Board to be “independent” as defined by the listing standards of The NASDAQ Stock Market, LLC (“NASDAQ”), his age, and how long he has served as a director of our Company.

Name & Age	Director Since	Independent
Douglas Drysdale, 44	2014	No
Steven A. Elms, 50	2011	Yes
Tasos G. Konidaris, 48(1)	2014	Yes
John A. Sedor, 69	2014	Yes

(1)	Mr. Konidaris was appointed effective April 25, 2014.

Biographic information for each director nominee is detailed below under “Biographies of Director Nominees.”  Each director nominee’s biography contains information regarding that person’s service as a director, business experience, other directorships held currently or at any time during the last five years, and the experiences, qualifications, attributes, or skills that led the Nominating Committee and our Board to determine that the person should serve as a director for our Company.

The Board unanimously recommends a vote FOR each of the four nominees listed above.

 Director Nominations and Considerations

The Nominating Committee has established the following minimum qualifications that any prospective director nominee must satisfy before the Committee will recommend his or her nomination to our Board:

●	Director nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

●
Director nominees should have experience and the ability to exercise sound judgment in matters that relate to the current and long-term objectives of our Company and should be willing and able to contribute positively to the decision-making process of our Company.

●	Director nominees should have a commitment to understand our Company and its industry and to regularly attend and participate in meetings of our Board and its committees.

●
Director nominees should have the interest and ability to understand and consider the sometimes conflicting interests of the various constituencies of our Company, which include stockholders, employees, customers, governmental units, creditors and the general public, while remaining focused on acting in the interests of our stockholders.

●
Director nominees should not have, nor appear to have, a conflict of interest that would impair the director nominee’s ability to represent the interests of our stockholders and to fulfill the responsibilities of a director.

In addition to these minimum qualifications, the Nominating Committee will only recommend a director nominee to our Board if, following the election or appointment of that nominee:

●	A majority of the Board of Directors will be independent under NASDAQ listing rules.

●	Each of the Audit, Compensation and Nominating Committees of the Board of Directors will be comprised entirely of independent directors.

●
At least one member of the Audit Committee will have the experience, education, and other qualifications necessary to qualify as an “audit committee financial expert” as defined by the rules of the SEC.

Please see “The Board of Directors and Board Committees – Director Independence and Board Leadership Structure” for more information regarding the determination of director independence.

Consideration of Candidates Recommended by Stockholders

Our Board is open to suggestions from our stockholders on candidates for election to the Board.  All nominations of candidates for election as directors must comply with Article III of our bylaws, which are on file with the SEC and available as described under “Corporate Governance – Availability of Corporate Governance Documents.”  To serve as a member of our Board, nominees must satisfy the director qualification requirements detailed in Article IV of our bylaws as well as any established by the Nominating Committee (current qualifications are detailed above under “Director Nominations and Considerations”).  The Nominating Committee’s policy is to consider director candidates recommended by stockholders on the same basis and in the same manner as it considers all other director candidates.

A stockholder may nominate a candidate for election as a director by sending the information relating to such person that is required to be disclosed in solicitation of proxies for the election of directors that is required by Regulation 14A promulgated under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director.

The information should be sent to the committee addressed as follows after May 2014: Corporate Secretary, Pernix Therapeutics Holdings, Inc., 10 North Park Place, Suite 201, Morristown, New Jersey 07960.  Prior to then, please address your correspondence to 884 Johnnie Dodds Blvd, Suite 201, Mt. Pleasant, SC  29464. In accordance with our bylaws, the nomination must be delivered, by personal delivery or first class mail, to this address (our principal executive offices), and must be received no earlier than 120 days prior and no later than 90 days prior to the anniversary date of the previous year’s annual meeting.

Biographies of Director Nominees

In choosing our directors, we have sought persons with the highest personal and professional ethics, integrity, and values, who can commit themselves to representing the long-term interests of our stockholders.  Our directors must also have an inquisitive and objective perspective, practical wisdom, and mature judgment.  Our directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on our Board for an extended period of time.  In addition to these attributes, each of our directors has a strong and unique background and experience that led us to conclude that he should serve as a director of our Company.  These qualifications are set forth below in each director’s biography.  Additionally, in determining the composition of our Board, we consider the director independence and committee requirements of NASDAQ listing rules and all legal requirements.

Douglas Drysdale.  Mr. Drysdale was appointed as the Company’s Chief Executive Officer and as Chairman of the Board of Directors on February 4, 2014.  Prior to that time, Mr. Drysdale had been the Chief Executive Officer of Alvogen, Inc., a global leader in pharmaceuticals, from 2008 to 2013.   Prior to Alvogen, Mr. Drysdale helped build Actavis, a multinational pharmaceutical company, as head of mergers and acquisitions and a member of the executive board, spearheading specialty acquisitions such as Sindan (oncology) and Abrika (CR formulations).  Prior industry leadership positions also include Vice President of Global Business Development with Alpharma, Inc.; Global Licensing with Forest Laboratories, Inc.; Executive Vice President and Co-Founder with Alkensa, Inc., and Director Business Development with Elan Corp, plc.  Mr. Drysdale received a Bachelor of Science degree from University of East Anglia, UK in Biological Sciences.

Relevant Experience:

●           Pharmaceutical company senior management
●           Extensive experience with growth through acquisition in the pharmaceutical industry
●           Head of business development and licensing at large pharmaceutical companies

Steven A. Elms. Mr. Elms has served as an independent director of the Company and also as the Chairman and financial expert of the Audit Committee since his appointment in 2011.  He also serves on the Company’s Nominating and Compensation Committees.  Mr. Elms is currently a Managing Partner at Aisling Capital, a leading private equity fund investing in life science companies.  Previously, he was a senior member of the Life Sciences Investment Banking Group of Hambrecht & Quist and was involved in over 60 financing and M&A transactions, which helped clients raise in excess of $3.3 billion in capital.  He received an M.B.A. from the Kellogg Graduate School of Management at Northwestern University, and a B.A. in Human Biology from Stanford University.

Relevant Experience:

●           Financial expertise
●           Public company management
●           Audit committee experience

John A. Sedor. Mr. Sedor served as President and CEO and a director of Cangene Corporation, a fully integrated developer and manufacturer of immune therapeutics until its acquisition by Emergent Biosolutions from 2011 until February 2014.  Prior to that, from 2008 until 2011, Mr. Sedor served as Chief Executive Officer and President of CPEX Pharmaceuticals since its spin-off from Bentley in 2008 until its acquisition by Footstar. Mr. Sedor was President of Bentley from 2005 until the spin-off of CPEX. From 2001 to May 2005, he was President and CEO of Sandoz, Inc. (a division of Novartis AG). From 1998-2001 Mr. Sedor was President and Chief Executive Officer at Verion, Inc., a drug delivery company. Previously, Mr. Sedor served as President and Chief Executive Officer at Centeon, LLC, a joint venture between two major multinational corporations, Rhône-Poulenc Rorer and Hoechst AG. Previously, Mr. Sedor served as Executive Vice President at Rhône-Poulenc Rorer, Revlon Health Care and Parke-Davis. Mr. Sedor holds a Bachelor of Science degree in Pharmacy/Chemistry from Duquesne University, and has studied strategic marketing at both Northwestern University’s Kellogg Graduate School of Management and Harvard Business School. He has also attended Harvard’s Executive Forum.

Relevant Experience:

●           Public pharmaceutical company senior management
●           Pharmaceutical company strategic planning and business development
●           Board membership on public pharmaceutical company

Tasos G. Konidaris.  Mr. Konidaris has served as Senior Vice President and Chief Financial Officer of Ikaria, Inc., a biotherapeutics company, since October 2011. Prior to joining Ikaria, since 2007, Mr. Konidaris served as Senior Vice President and Chief Financial Officer at Dun & Bradstreet (D&B) Corporation, a leading commercial information services company. He was Principal Accounting Officer and led the Global Finance Operations of D&B beginning in 2005. From 2003 to 2005, Mr. Konidaris served as Group Vice President of the Global Pharmaceutical and Global Diversified Products Groups at Schering-Plough Corporation, a pharmaceutical company. Earlier in his career, Mr. Konidaris held senior financial and operational positions of increasing responsibility at the Pharmacia Corporation, Rhone-Poulenc Rorer, Novartis Corporation and Bristol-Myers Squibb Company. Mr. Konidaris holds an MBA from Drexel University, and a BS from Gwynedd Mercy College.  Mr. Konidaris also serves on the board of directors of Delcath Systems, Inc.

●           Chief financial officer
●           Strong accounting and finance background
●           Board membership on public pharmaceutical company

EXECUTIVE OFFICERS

Set forth below is certain information concerning our executive officers, including the business experience of each during the past five years.

Name	Age	Position
Douglas Drysdale	44	Chief Executive Officer
Terence Novak	57	Chief Operating Officer
Brian Dorsey	45	Senior Vice President, Pharmaceutical Development & Compliance Officer
Tracy Clifford	45	Principal Accounting Officer
Rick Shalaby	46	Senior Vice President of Sales & Marketing

Information pertaining to Mr. Drysdale may be found in “Proposal 1-Election of Directors-Biographies of Director Nominees.”

Terence Novak. Mr. Novak most recently served as President of Norwich Pharma Services since January 2011 where he established the company as a leader in the contract development and manufacturing industry focused on specialty pharmaceutical companies. Prior to Norwich, Mr. Novak served as President and CEO of FrontLine Pharmaceuticals from January 2010 to January 2011 and prior to that, he served as President of North America and Chief Commercial Officer at Patheon, Inc. from February 2008 to December 2009 where he was responsible for operations and global sales and marketing. Prior industry leadership positions include President of DSM Pharmaceuticals, Vice President at Cytogen, Executive Vice President at Algos Pharmaceuticals, and Vice President at Innovex, a division of Quintiles, and various sales and marketing positions at Bristol-Myers Squibb. Mr. Novak has also served on various industry advisory boards as well as on the board of directors at both Frontline Pharmaceuticals and Curaxis Pharmaceuticals. Mr. Novak brings over 30 years of pharmaceutical industry experience, including 20 years in executive leadership in business development, sales, marketing and operations. During that time, he led the creation of over 75 sales forces and sales operations teams and managed multiple product launches.

Brian Dorsey.  Mr. Dorsey has served as our Senior Vice President, Research & Development, since April 2013. His title recently changed to Senior Vice President, Pharmaceutical Development & Compliance Officer. Prior to that, Mr. Dorsey served as Senior Vice President, Regulatory Affairs and Technical Operations of Somaxon Pharmaceuticals, Inc. from April 2010 until the Company’s acquisition of Somaxon in March 2013 and as Vice President of Product Development from November 2006 to April 2010.  Prior to Somaxon, Mr. Dorsey held leadership positions with Maxim Pharmaceuticals Inc., a biopharmaceutical company, Baxter Bioscience, a division of Baxter Healthcare Corporation and Pfizer Global Research and Development (Agouron).  Mr. Dorsey received his B.S. in chemistry and his Masters degree in executive leadership, both from the University of San Diego.

Tracy Clifford.  Ms. Clifford has served as the Company’s Principal Accounting Officer since February 2013.  Prior to that, she served as the Company’s Controller and Principal Accounting Officer from December 2011.  From 2008 until December 2011, Ms. Clifford served as our Chief Financial Officer, including for our predecessor-in-interest, Golf Trust of America, prior to our merger with them in March 2010.  Previously, she served as Golf Trust’s Principal Accounting Officer and Corporate Secretary since February 2007. Ms. Clifford had been Golf Trust’s Controller since September 1999. Before that, Ms. Clifford served as a Director of Finance (February 1999 to September 1999) and Manager of Accounting and Financial Reporting (May 1995 to February 1999) at United Healthcare of Georgia in Atlanta.  From June 1993 to May 1995, Ms. Clifford served as Manager of Accounting (January 1994 to May 1995) and Senior Accountant (June 1993 to January 1994) at North Broward Hospital District in Fort Lauderdale, Florida. Ms. Clifford began her career at Deloitte & Touche in Miami, Florida, where she was an auditor primarily for clients in the healthcare industry from September 1991 to June 1993. Ms. Clifford holds a Bachelor of Science degree in Accounting from the College of Charleston and a Master’s degree in Business Administration with a concentration in finance from Georgia State University. Ms. Clifford is a member of the South Carolina Association of CPAs and the American Institute of CPAs and serves as an adjunct faculty member in the School of Business and Economics at the College of Charleston.

Rick Shalaby.  Mr. Shalaby was hired as the Company’s Senior Vice President of Sales & Marketing in March 2014.  Prior to that, Mr. Shalaby was Vice President of Sales at Amarin Pharmaceuticals from August 2012 to August 2013 and efficiently built and led a three hundred person sales force to launch Amarin’s first commercial brand. Before that, Mr. Shalaby served as vice president of sales and National Sales Director at PDI, Inc. from November 2009 to August 2012 and was responsible for sales operations and for the creation and leadership of over eight distinct sales teams consisting of over seven hundred and fifty sales professionals. Prior to that, Mr. Shalaby spent eighteen years of his career at Merck and Co. Inc. where he held a variety of successful and progressively responsible positions in the areas of analytics, operations, market research, marketing, managed care and ultimately senior level positions in sales where he managed over two hundred sales professionals in specialty and primary care sales.  Mr. Shalaby received his BS in Industrial Management with a Chemistry Minor from Purdue University in 1989, and he received his MBA in Marketing from the University of Notre Dame in 1991.

CORPORATE GOVERNANCE

Our Board and management have adopted corporate governance practices designed to aid in the fulfillment of their respective duties and responsibilities to our stockholders.  Together, our articles of incorporation, bylaws, code of business conduct and ethics, and Board committee charters form the framework for the governance of our Company.  Copies of these documents are available as described below under “Availability of Corporate Governance Documents.”

Code of Business Conduct and Ethics

We have a written Code of Conduct and Ethics that applies to the directors, officers, and employees of, and consultants and contractors to, the Company and its subsidiaries, including the Company’s Chief Executive Officer and Chief Financial Officer.  The Code of Business Conduct and Ethics is a set of policies on key integrity issues that will encourage representatives of the Company to act ethically and legally.  It includes the Company’s policies with respect to conflicts of interest, compliance with laws, insider trading, corporate opportunities, competition and fair dealing, discrimination and harassment, health and safety, record-keeping, confidentiality, protection and proper use of Company assets, payments to government personnel and reports to and communications with the SEC and the public.  Any waivers of the Code of Ethics for directors or executive officers must be approved by our Board and disclosed in a Form 8-K filed with the SEC within four days of the waiver.

Availability of Corporate Governance Documents

You may access our articles of incorporation, our bylaws, our Code of Business Conduct and Ethics, all committee charters, and other corporate governance documents under “Corporate Governance” in the “Investor Relations” section of our website at http://www.pernixtx.com.  You also may request printed copies, which will be mailed to you without charge, by writing to us in care of our Corporate Secretary, Pernix Therapeutics Holdings, Inc., 10 North Park Place, Suite 201, Morristown, New Jersey 07960 after May 2014, and to our Mt. Pleasant, SC address prior to that time.

Communications with the Board, Committees, or Individual Directors

Stockholders and other interested parties may communicate with our Board or specific members of our Board, including the members of our various Board committees, by submitting a letter addressed in care of the Board of Directors at the Company’s principal executive offices after May 2014:  Pernix Therapeutics Holdings, Inc., 10 North Park Place, Suite 201, Morristown, New Jersey 07960.  Prior to that time, please address your correspondence to our Mt. Pleasant, SC address.  Any stockholder communication addressed in this manner will be delivered, unopened, to the director to whom it is addressed, or to the Chairman if addressed to the Board.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent directors, and none of them are present or past employees or officers of ours. No member of the Compensation Committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. None of our executive officers has served on the board or compensation committee (or other committee serving an equivalent function) of any other entity which has one of their executive officers who served on our Board or Compensation Committee.

The Board's Role in Risk Oversight

The Board’s role in our risk oversight process includes regular discussions and meetings with members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks. In addition, several members of the Board are actively involved in several key areas of risk, namely, regulatory strategy and interactions with the U.S. Food and Drug Administration, and financing matters. Due to the relatively small size of the Board, and our centralized management, senior management is able to frequently interact with the full Board (or the appropriate committee in the case of risks that are under the purview of a particular Committee). This structure enables the Board and committees to be heavily involved in the risk oversight role.

THE BOARD OF DIRECTORS AND BOARD COMMITTEES

Our bylaws authorize our Board to appoint one or more committees, each consisting of one or more directors.  Our Board has established three standing committees:  an Audit Committee, a Compensation Committee and a Nominating Committee.  Our Board has adopted a charter for each committee, which describes the authority and responsibilities delegated to that committee by the Board.  These charters are available as described under “Corporate Governance – Availability of Corporate Governance Documents.”

Director Independence and Board Leadership Structure

Periodically, and at least annually in connection with its annual recommendation to the Board of a slate of director nominees, the Nominating Committee of our Board reviews the independence of the Board’s current members (and director nominees who are not current members) and reports its findings to the full Board.  Our Board then considers all relevant facts and circumstances in making an independence determination, including an analysis from the standpoint of the director and from that of persons or organizations with which the director has an affiliation.

Our Board has determined that, as of the record date, three of our four directors are independent under NASDAQ’s listing rules.  Messrs. Elms, Konidaris and Sedor are independent; however, Mr. Drysdale does not qualify as independent as he currently serves as our Chief Executive Officer.

Our Board has determined that the roles of Chief Executive Officer and Chairman are best served by the same person at this time.  The structure ensures that the independent directors will have more time to actively participate in board meetings with less time needed for any one independent director to focus on Chairman duties.

Executive Sessions of the Board of Directors

We schedule executive sessions at which our independent directors meet without the presence or participation of management.  The Chairs of the Audit Committee, Compensation Committee and Nominating Committee each act as presiding director of such executive sessions on a rotating basis.

Board and Committee Meetings

Our Board met eleven times in fiscal year 2013.  All members of our Board attended at least 75% of the total number of meetings of the Board and of the Board committees of which he was a member during fiscal 2013.

We encourage our directors to attend every annual meeting of stockholders.  Our bylaws require that we schedule a meeting of the Board on the same day as our annual meeting of stockholders, which facilitates our directors’ attendance at the annual meeting.  Each of our directors who was serving as a director as of the 2013 annual meeting attended that annual meeting.

The current members of each committee are identified in the following table, which also indicates the number of meetings each committee held in fiscal 2013.  The role of each committee is discussed in detail below.

Board Committee
Director	Audit	Compensation	Nominating
Douglas Drysdale	--	--	--
Steven A. Elms	X	X	Chair
Tasos G. Konidaris	Chair	X	X
John A. Sedor	X	Chair	X
Number of Meetings in 2013	4	3	2
———————

Audit Committee

Under its charter, the Audit Committee’s responsibilities include:

●	The appointment, compensation, retention, evaluation and oversight of the work of the Company’s independent registered public accounting firm.

●	Reviewing the experience and qualifications of the senior members and lead partner of the independent registered public accounting firm.

●	Reviewing, evaluating and approving the annual engagement proposal of the independent registered public accounting firm.

●	The pre-approval of all auditing services and all non-audit services permitted to be performed by the independent registered public accounting firm.

●	Determining the independence of the Company’s independent registered public accounting firm.

●	Reviewing any audit problems or difficulties the independent registered public accountants may encounter in the course of their audit work.

●	Reviewing all proposed “related person” transactions for potential conflict-of-interest situations.

●	Reviewing and discussing with management and the Company’s independent registered public accounting firm annual audited financial statements, quarterly financial statements, material accounting principles applied in financial reporting and any other release of financial information.

●	Reviewing and discussing with management the Company’s policies with respect to risk assessment and risk management.

●	Reviewing the integrity, adequacy, and effectiveness of the Company’s accounting and financial controls, both internal and external, with the assistance of management and the Company’s independent registered public accounting firm.

●	Discussing with the Chief Executive Officer and Chief Financial Officer of the Company the processes involved in, and any material required as a result of, their Annual Report on Form 10-K and Quarterly Report on Form 10-Q certifications regarding the operation of the internal controls of the Company.

●	Reviewing reports from management and the independent registered public accountants relating to the status of compliance with laws, regulations, and internal procedures.

●	Approving and monitoring the Company’s compliance with the Company’s Code of Business Conduct and Ethics, which covers the conduct and ethical behavior of the directors, officers, and employees of, and consultants and contractors to, the Company and its subsidiaries.

●	Establishing procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company.

Our Audit Committee is also responsible for any audit reports the SEC requires us to include in our proxy statements.  In this proxy statement, the requisite report may be found under the heading, “Audit Committee Report.”

Each member of our Audit Committee also meets the criteria for independence set forth in Rule 10A-3(b)(1) promulgated under the Exchange Act.  None of the members of our Audit Committee has participated in the preparation of our consolidated financial statements or those of our subsidiaries during the past three years, and all are able to read and understand fundamental financial statements and are financially literate under the applicable rules of the SEC and NASDAQ.  Our Board has determined that Mr. Elms is an “audit committee financial expert” under SEC rules.

Compensation Committee

Under its charter, the Compensation Committee’s responsibilities include:

●	Reviewing the compensation practices and policies of the Company to ensure they provide appropriate motivation for corporate performance and increased stockholder value.

●	Approving (or recommending, where stockholder approval is required) any adoption, amendment or termination of compensation programs and plans.

●	Overseeing the administration of the Company’s compensation programs and plans, including the determination of the directors and employees who are to receive awards and the terms of those awards.

●	Conducting periodic surveys of compensation practices of comparable companies.

●	Conducting an annual review and approval of compensation and benefits to directors and senior executives.

●	Reviewing and approving the Company’s policies and procedures with respect to expense accounts and perquisites.

●	Reviewing and approving annual corporate goals and objectives for our Chief Executive Officer.

●	Reviewing the performance of our Chief Executive Officer with regard to such goals and objectives with the independent members of our Board and communicating to our Chief Executive Officer the Board’s evaluation of his performance.

●	Reviewing and recommending to the Board of Directors the “Compensation Discussion and Analysis” if required to be included, as applicable, in our Annual Report on Form 10-K, annual proxy statement, or any information statement.

●	Composing the “Compensation Committee Report,” if required to be included in our annual proxy statement.

●	Analyzing and making recommendations to our Board regarding the directors’ and officers’ indemnification and insurance matters.

●	Conducting an annual performance evaluation of the Compensation Committee.

Nominating Committee

Under its charter, the Nominating Committee’s responsibilities include:

●	Establishing criteria for selecting new directors.

●	Considering and recruiting candidates to fill new positions on our Board, including any candidate recommended by the stockholders.

●	Conducting appropriate inquiries to establish a candidate’s compliance with the qualification requirements established by the Nominating Committee.

●	Assessing the performance, contributions, and qualifications of individual directors, including those directors slated for re-election.

●	Recommending director nominees for approval by our Board.

●	Evaluating the performance of our Board as a whole and of the Nominating Committee at least annually.

●	Reviewing and making recommendations to our Board with respect to any proposal properly presented by a stockholder for inclusion in our annual proxy statement (which may be referred to any other Board committee as appropriate in light of the subject matter of the proposal).

Other Committees

Our Board may, from time to time, form other committees as circumstances warrant.  Any additional committees will have authority and responsibility as may be delegated by our Board, to the extent permitted by our articles, our bylaws, and Maryland law.

COMPENSATION DISCUSSION & ANALYSIS

General Philosophy

The compensation committee (a) annually reviews and determines salaries, bonuses and other forms of compensation paid to our executive officers and management; (b) selects recipients of awards of stock options, restricted stock awards and other equity awards and establishes the number of shares and other terms applicable to such awards; and (c) construes the provisions of and generally administers our Amended and Restated 2009 Stock Incentive Plan (the "2009 Plan") and any other equity incentive plans currently in effect. Our compensation committee charter is available on our web site.

The compensation committee held three meetings in 2013. The compensation committee of our Board has overall responsibility for the compensation program for our executive officers. Our compensation committee currently consists of three independent directors. The compensation committee is responsible for establishing policies and otherwise discharging the responsibilities of the Board with respect to the compensation of our executive officers, senior management, and other employees. In evaluating executive officer pay, the compensation committee may retain the services of an independent compensation consultant or research firm and consider recommendations from the Chief Executive Officer and persons serving in supervisory positions over a particular officer or executive officer with respect to goals and compensation of the other executive officers. The compensation committee assesses the information it receives in accordance with its business judgment. The compensation committee also periodically is responsible for administering all of our incentive and equity-based plans, including the 2009 Plan.

Special Circumstances in Fiscal 2013

2013 was a year of transition for the Company, and the compensation committee treated executive compensation in much the same way.   Michael Pearce, the Company’s Chairman, was hired on May 10, 2013 to act on an interim basis as the Company’s Chief Executive Officer.  The compensation committee utilized its historical critieria in determining his base compensation, but the goals for Mr. Pearce were transitional goals to help transition and transform the Company either through a strategic transaction or through organic change.  As for the remainder of the management team, the compensation committee placed a moratorium on all salary increases and bonuses for fiscal 2013 and until such time as the Company managed its overhanging liabilities and achieved its goal of transformation.  In this regard, the Company hired Douglas Drysdale as its Chairman and Chief Executive Officer on February 4, 2014 in connection with the Company’s sale of $65 million in principal amount of 8.00% Senior Convertible Notes due 2019.  Upon the closing of the note offering, three of the Company’s directors resigned from the board to permit a restructuring of the Company at the board level.  This reduced the Company’s compensation committee to one remaining member.  Since this time, the board has added John A. Sedor to the board and as chairman of the compensation committee.  This will permit the compensation committee to refocus executive compensation to meet the Company’s new focus and new strategic direction.

Overview of Compensation and Process

All decisions with respect to executive compensation are first approved by the compensation committee and then submitted, together with the compensation committee's recommendation, to the members of the Board for final approval.

Elements of compensation for our executives generally include:

●	Base salary (typically subject to upward adjustment annually based on individual performance);
●	Annual cash bonus based on certain performance critieria;
●	Equity incentive awards; and
●	Health, disability and life insurance.

Our primary objective with respect to executive compensation is to design a reward system that will align executives' compensation with the Company's overall business strategies and attract and retain highly qualified executives. The principal elements of executive compensation are salary, bonus and will, typically, include stock option grants. We intend to stay competitive in the marketplace with our peers. In considering the elements of compensation, the compensation committee considers the Company’s current cash position in determining whether to adjust salaries, bonuses and stock option grants.

Section 162(m) of the Internal Revenue Code of 1986, or the Code, places a $1 million annual cap on the deductible compensation that can be paid to certain executives of publicly-traded corporations. Amounts that qualify as “performance based” compensation under Section 162(m)(4) of the Code are exempt from the cap and do not count toward the $1 million limit. Generally, stock options will qualify as performance based compensation. The committee has discussed and considered and will continue to evaluate the potential impact of Section 162(m) on us in making compensation determinations, but has not established a set policy with respect to future compensation determinations.

The Company does not believe that its compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company.

DIRECTOR COMPENSATION

The table below details all compensation the Company paid to our non-employee directors during fiscal year 2013.  Information regarding compensation paid to Mr. Pearce as the Company’s Chief Executive Officer may be found in the Fiscal 2013 Summary Compensation Table.  Compensation set forth below for Mr. Pearce includes his compensation as a director for fiscal 2013 as well as certain consulting services he provided to the Company during the year while not serving as Chief Executive Officer.  Mr. Elms is the only continuing director set forth in the table below.  Messrs. Blanchard and Smith resigned in February 2014, and Mr. Pearce resigned in March 2014.

Name	Fees Earned or Paid in Cash ($)		Stock Awards (1) ($)	Option Awards (2) ($)	All Other Compensation ($)		Total ($)
Anthem H. Blanchard	$66,000.00		--	--	--		$66,000.00
Steven A. Elms	71,000.00		--	--	--		71,000.00
Michael C. Pearce	74,723.51	(1)	--	--	$7,747.25	(2)	82,470.76
James E. Smith, Jr.	59,478.32		--	--	--		59,478.32

(1)
This amount includes $50,000 for services Mr. Pearce provided to the Board starting in January 2013 pursuant to which he was paid $10,000 per month, in addition to his compensation paid as a director and as Chairman of the Board, to provide consulting services to the Company related to certain financial and operational aspects of the Company.  He ceased receiving non-executive director compensation when we became the Company’s Chief Executive Officer in May 2013.

(2)	Mr. Pearce’s “All Other Compensation” figure represents health insurance benefits paid by the Company prior to his appointment as CEO.
(3)	The following table reflects the aggregate number of outstanding options (including unexercisable options) held by our current (and former) non-employee directors as of December 31, 2013:

Name	Number of shares underlying outstanding options
Anthem Blanchard (former director)	45,000
Steven Elms	10,000
John A. Sedor	--
James E. Smith, Jr. (former director)	45,000

Overview of Director Compensation and Procedures

We periodically review the level of compensation paid to our non-employee directors. In determining the level of compensation for our non-employee directors, we have obtained data from a number of different sources, including:

●	Publicly available peer group information; and

●	Independent private surveys of non-executive director compensation in the pharmaceutical industry.

Employee directors do not receive additional compensation for service on the Board or its committees. We reimburse each non-employee director for travel expenses incurred in connection with attendance at board meetings. The cash compensation program for our Board and the current equity compensation program is set forth below.

Annual Cash Compensation (paid in equal quarterly installments):

●	$40,000 per director

●	additional $40,000 for the non-executive Chairman of the Board

●	additional $7,000 for each committee on which the director serves (except as chairman)

●	additional $10,000 for each committee on which the director serves as chairman

Equity Compensation:

●	annual grant of options to purchase common stock, vesting over a four year period, with the number to be determined by the Compensation Committee annually.

EXECUTIVE COMPENSATION

Fiscal 2013 Summary Compensation Table

As of December 31, 2013, the Company had four executive officers, Messrs. Pearce, Collins and Dorsey and Ms. Clifford (our “Named Executive Officers” or “NEOs”).  The following table sets forth all compensation paid to our NEOS in fiscal 2013, 2012 and 2011, as applicable.

Name and Principal Position(1)	Year	Salary ($)	Bonus (2) ($)	Stock Awards(3) ($)		Option Awards(4) ($)	All Other Compensation(5) ($)		Total ($)

Michael Pearce(6),	2013	$225,481	$13,462	$890,000		$517,242	$12,516		$1,658,700
Former President
and CEO

Cooper Collins(7)	2013	329,048	11,346	--		--	33,574		373,969
Former CEO and CSO	2012	356,667	15,000	--		--	39,889		411,556
	2011	290,000	300,000	--		--	39,104		629,104

Brian Dorsey(8), Sr. Vice	2013	198,587	10,962	332,024	(9)	--	208,811	(9)	750,383
Pres,.Pharm. Develop. & Compliance

Tracy S. Clifford(10)	2013	192,333	15,925	--		--	46,028		254,287
Principal Accounting	2012	180,000	18,115	--		--	33,683		253,221
Officer	2011	188,000	110,500			65,098	31,820		395,418

(1)
The individuals listed in this table were named executive officers of the Company as of December 31, 2013 except as otherwise described herein.  The Company hired Douglas Drysdale as its Chairman and Chief Executive Officer effective February 4, 2014, and Terence Novak as its Chief Operating Officer effective March 9, 2014.  As a result, neither executive officer has any compensation to report for fiscal 2013.  We have included a description of their employment agreements below under “—Post-Employment Compensation/Employment Agreements with Executive Officers.”

(2)
Our compensation committee awards cash bonuses to our executive officers to reward commendable performance of specially designated tasks or outstanding performance of assigned responsibilities.  These bonuses are discretionary and are not calculated or paid according to a formula or specific time frame or schedule.

(3)
Represents a grant of time-based restricted stock, valued based on the aggregate grant date fair value at the closing sale price per share of our common stock on the date of grant in accordance with FASB ASC Topic 718.

(4)
Represents grants of stock options, valued under the Black-Scholes option model accordance with FASB ASC Topic 718.  For information regarding the assumptions made by us in valuing these option awards, see Note 18 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.  For details on the terms of these awards, please see “Outstanding Equity Awards.”

(5)
For each executive, “All Other Compensation” in 2013, 2012 and 2011 includes (i) an auto allowance (Mr. Pearce, $4,638 for 2013; Mr. Collins and Ms. Clifford, $9,000 for each year reported), (ii) medical and dental insurance coverage (Mr. Pearce, $7,878 for 2013; Mr. Collins, $12,822, $13,097 and $13,355, respectively; Mr. Dorsey, $9,863 for 2013; and Ms. Clifford, $13,004, $12,260 and $13,150, respectively), and (iii) matching Company contributions to the executive’s 401(k) account (Mr. Collins, $11,752, $17,000 and $14,700, respectively; Mr. Dorsey, $1,863 for 2013; and Ms. Clifford, $8,690, $12,423 and $9,670, respectively).

(6)
Mr. Pearce was hired as the Company’s Chief Executive Officer on May 10, 2013; therefore, no data is provided for him for fiscal 2011 and 2012.  Also, this table only reflects his compensation as CEO.  Any consulting fees and director and chairman fees are reflected in the table under “—Director Compensation.”

(7)
Mr. Collins served as the Company’s President & CEO from the Company’s merger with GTA on March 9, 2010 until May 10, 2013, at which time he became the Company’s Chief Strategic Officer.  Mr. Collins resigned that position effective April 15, 2014.

(8)
Mr. Dorsey’s initial employment with the Company began on March 6, 2013 in connection with the Company’s acquisition of Somaxon Pharmaceuticals, Inc. (“Somaxon”), with whom Mr. Dorsey was previously employed.  He was hired as the Company’s Senior Vice President, Research and Development effective April 19, 2013; therefore, no data is provided for him for fiscal 2011 and 2012.  His title recently changed to Senior Vice President, Pharmaceutical Development & Compliance Officer.

(9)
The amount set forth under the column “Stock Awards” includes a grant of 47,654 shares of restricted stock made to Mr. Dorsey upon his hiring on April 19, 2013 in connection with the payment of a portion of the severance owed to him by Somaxon in connection with our acquisition of that company on March 6, 2013. In addition to the amounts described for Mr. Dorsey in footnote (5) above, the amount set forth under the column “All Other Compensation” reflects a cash payment made to Mr. Dorsey for such severance on April 19, 2013.

(10)
Ms. Clifford has been employed with the Company in various management roles in the finance and accounting departments since the Company’s merger with GTA on March 9, 2010, and was previously employed by GTA.  On May 8, 2013, as a result of the resignation of the Company’s former CFO effective March 31, 2013, Ms. Clifford became the Company’s Principal Accounting Officer.

Base Salary

Salaries are provided to employees as compensation for basic services and to meet the objective of attracting and retaining talent. The board of directors initially approves the hiring and promotion of any of our executive officers, including their compensation and option package. Compensation for the CEO is normally reviewed on an annual basis by the Compensation Committee. The compensation for the remaining executive officers will be determined by our CEO, and the Compensation Committee will meet with our CEO concerning their compensation and will make its final determination of the appropriate compensation amounts for each of them.

When establishing or reviewing base compensation levels for our CEO, the Compensation Committee, in accordance with its general compensation policy, will consider numerous factors, including:

●	Responsibilities relevant to the position;

●	Qualifications of the executive and relevant experience of the individual;

●	Strategic goals for which the executive has responsibility; and

●	General compensation in the industry, including information available in surveys and the like.

No pre-determined weights are given to any one of such factors.

The Compensation Committee will continue to review its policies in this regard, given the amount of turnover both at the board and executive management levels and will adjust its determinations accordingly throughout the remainder of fiscal 2014.

Bonus

We intend to award bonuses in order to align employees’ goals with the Company’s objectives. The Board approved nominal cash bonuses at year end 2013 given the Company’s financial situation.  The Compensation Committee intends to meet around the end of the calendar year to review the CEO’s performance and make a recommendation as to the achievement of his milestone targets.

Perquisites

We match employee contributions to a 401(k) on a dollar for dollar basis up to 4% of salary after six months of continued employment with the Company. These contributions are available to all employees. We provide health, dental and life insurance benefits to all of our employees. These benefits are provided to attract and retain talent.

Stock Option and Equity Compensation

All of our employees, including executive officers, are eligible to receive long-term stock-based incentive awards under our Amended and Restated 2009 Stock Incentive Plan as a means of providing such individuals with a continuing proprietary interest. We believe that such grants further the mutuality of interest between our employees and our stockholders by providing significant incentives for such employees to achieve and maintain high levels of performance. Our stock option plan enhances our ability to attract and retain the services of qualified individuals. We consider this plan to be the primary means of providing long-term equity compensation to our employees and officers. The Compensation Committee, which acts as administrator of this plan, considers several factors in determining whether such awards are granted to an executive officer, including the following:

●	The executive’s position and his or her performance and responsibilities;

●	The amount of equity awards currently held by the officer;

●	The officer’s other compensation; and

●	Percentages for equivalent officers of similarly situated companies.

While the Compensation Committee does not adhere to any firmly established formulas or schedules for the issuance of awards such as options, the committee will generally tailor the terms of any such grant to achieve its goal as a long-term incentive award by providing for a vesting schedule encompassing several years or tying vesting to particular corporate or job performance milestones.

During 2013, we granted a total of 642,654 shares of restricted stock and options to all of our employees and officers, which represented 1.7% of our outstanding common stock at December 31, 2013 and, of such amount, we granted 587,654 shares or options to our executive officers, representing 91% of the total number of shares granted to our employees and officers.  Of this amount, options to purchase 250,000 shares and 250,000 shares of restricted stock were granted to Michael Pearce in connection with his hiring as CEO and 97,654 shares of restricted stock were granted to Brian Dorsey in connection with his hiring as Senior Vice President, R&D and as partial payment of the severance owed to him by our predecessor-in-interest, Somaxon Pharmaceuticals.

Post-Employment Compensation/Employment Agreements with Executive Officers

The Company has the following employment agreements which contain post-employment compensation with its Named Executive Officers and also with its newly hired executive officers not reflected in the Summary Compensation Table.

Employment Agreements with Newly Hired Executive Officers

Douglas Drysdale, Chairman and Chief Executive Officer.  The Company entered into an employment agreement with Mr. Drysdale effective February 4, 2014. Pursuant to the terms of his employment agreement, Mr. Drysdale will receive an annual base salary of $575,000 and be eligible to receive an annual bonus based on criteria determined by the compensation committee of the Board, with a target bonus equal to 50% of annual base salary. Mr. Drysdale is also eligible to participate in the Company’s employee benefit plans in a manner consistent with other executives of the Company. In addition, pursuant to the terms of his employment agreement, the compensation committee of the Board granted Mr. Drysdale an option to purchase 1,500,000 shares of common stock at an exercise price of $2.09 (the closing price of the common stock on the NASDAQ Global Market on the day immediately prior to grant).  The option vests over 48 months in equal monthly installments, with the first six months accruing but not vesting until the six month anniversary of issuance, with the remaining shares vesting in equal monthly installments thereafter. In the event of a change in control of the Company as specified in his employment agreement, any unvested equity awards held by Mr. Drysdale will fully vest. In the event Mr. Drysdale’s employment is terminated without cause or he resigns for good reason under the Employment Agreement, he shall be entitled to a payment equal to twelve months of his annual base salary at the rate in effect at termination plus an amount equal to his annual bonus in the prior year and his health benefits for twelve months.

Terence Novak, Chief Operating Officer.  The Company entered into an employment letter with Mr. Novak effective March 9, 2014 pursuant to which Mr. Novak receives an annual base salary of $425,000, family health benefits, and an option to purchase 500,000 shares of common stock at an exercise price of $3.71 per share.  The option vests in four annual installments of 125,000 shares, with the first vesting to occur on March 9, 2015 and the final vesting to occur on March 9, 2018. This grant was originally disclosed in a form 8-K filed on March 11, 2014 as a restricted stock award inadvertently. Upon termination without cause or upon resignation with good reason, Mr. Novak is eligible to receive severance equivalent to one year of annual base salary at his then current rate and health benefits for the same period of time and all equity awards he holds at such time will vest.

Employment Agreements with Named Executive Officers

Michael Pearce, Former Chief Executive Officer.  Pursuant to an employment letter with Mr. Pearce dated May 10, 2013, Mr. Pearce was entitled to receive an annual base salary of $350,000.  In addition, he received a grant of an option to purchase 250,000 shares of our common stock which vests in three equal annual installments beginning with the first anniversary of his appointment with a purchase price per share based on the closing price the day prior to his appointment.  Further, he received a grant of a restricted stock award of 250,000 shares of our common stock effective on the date of his appointment to also vest in three equal annual installments beginning with the first anniversary of his appointment.  In connection with his termination effective February 4, 2014, Mr. Pearce’s options and stock were fully vested, and he agreed to provide transition consulting services to the Company for six months following his termination for a payment of $29,167 per month.

Cooper Collins, Former President and Chief Executive Officer and Former Chief Strategic Officer.  Upon Mr. Pearce’s appointment as Chief Executive Officer on May 10, 2013, the Company entered into an employment letter with Mr. Collins dated May 10, 2013 to become the Company’s Chief Strategic Officer.  Prior to this arrangement, Mr. Collins received an annual base salary of $390,000 to serve as the Company’s CEO.  Under this letter, Mr. Collins received an annual base salary of $290,000 to serve as the Chief Strategic Officer.  In connection with his resignation from the Board of Directors effective February 21, 2014 and his resignation of employment with the Company effective April 15, 2014, Mr. Collins agreed to provide certain consulting services to the Company in exchange for the Company’s payment of severance under this letter for a one year period.  Mr. Collins will also receive his health benefits for such one year period in connection with his resignation.

Brian Dorsey, Senior Vice President, Pharmaceutical Development and Operations.  Pursuant to the terms of an employment letter between Mr. Dorsey and the Company dated April 19, 2013, Mr. Dorsey will receive an annual base salary of $285,000.  Mr. Dorsey also received a restricted stock award of 50,000 shares which vest in equal one-third installments on each of the first, second and third anniversaries from the date of grant.  The Company will grant Mr. Dorsey an additional restricted stock award of 50,000 shares of the Company’s common stock upon the final requisite regulatory approval of the marketing and sale of the Company’s Silenor product as an “over-the-counter” pharmaceutical product in the United States, provided that the value of such shares shall not exceed $1 million, valued as of the date immediately preceding issuance.  The Company also agreed to pay Mr. Dorsey the severance compensation accrued to him as a result of his employment relationship with Somaxon Pharmaceuticals, Inc. prior to its acquisition by the Company in 2013, provided that the Company paid one half of such compensation in the form of a stock award of 47,654 restricted shares under the Company’s Amended and Restated 2009 Stock Incentive Plan which all vested on January 1, 2014.  Additionally, in the event Mr. Dorsey’s employment is terminated by the Company without cause or Mr. Dorsey resigns with good reason, Mr. Dorsey will be entitled to severance equal to one year’s annual base salary plus the cost of one year of health benefits and his equity awards will vest.

Tracy Clifford, Principal Accounting Officer.  Pursuant to the terms of an employment severance letter with Ms. Clifford dated July 19, 2013, Ms. Clifford would receive one year of her base salary payable in equal installments for one year upon a termination without cause or a resignation with good reason. In addition, Ms. Clifford will receive an amount equivalent to her then-current health insurance premiums for such year period, and all of her outstanding equity awards shall vest in full and her outstanding options shall remain outstanding for the remaining term of the respective option grant.

GRANTS OF PLAN-BASED AWARDS

The following table presents each grant of stock options in 2013 to the individuals named in the summary compensation table.  There were no estimated future payouts to report under either non-equity or equity incentive plan awards:

Name	Grant Date	All Other Stock Awards: No of Shares of Stock	All Other Option Awards: No. of Securities Underlying Options	Exercise or Base Price of Option Awards	Closing Price of Stock on Grant Date	Grant Date Fair Value of Option Awards
Michael Pearce	5/10/13	250,000	250,000	$3.56	$3.56	$517,242
Cooper Collins	--	--	--	--	--	--
Brian Dorsey	4/19/13	97,654	--	--	$3.43	--
Tracy Clifford	--	--	--	--	--	--

(1) Based on the assumptions set forth in Note 2 to our Notes to Consolidated Financial Statements set forth in our annual report on Form 10-K for the year ended December 31, 2013 related to calculation of value of stock-based compensation.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning the outstanding equity awards of each of the named executive officers of the Company as of December 31, 2013.

	Outstanding Equity Awards at December 31, 2013 Option Awards						Stock Awards
	Securities Underlying Unexercised Options		Option Exercise Price ($)		Option Expiration Date		Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)
	Exercisable (#)	Unexercisable (#)
Michael Pearce	35,000	260,000	$3.56	(2)	5/10/2023(2)		250,000		$630,000
Cooper Collins	--	--	--		--		--		--
Brian Dorsey	--	--	--		--		97,654	(3)	$246,088
Tracy Clifford	116,333	5,667		(4)		(4)	13,333	(4)	$33,599

(1)	Based on the closing price of our common stock as reported on Nasdaq on December 31, 2013 of $2.52 per share.
(2)
This reflects the grant of an option to purchase 250,000 shares to Mr. Pearce on May 10, 2013 in connection with his hiring as our CEO.  From prior director grants, Mr. Pearce also has options to purchase a total of 45,000 shares with a weighted average exercise price of $6.47 per share.

(3)	Includes 47,654 shares of restricted stock that vested as of January 1, 2014.
(4)	Ms. Clifford’s options include several grants in the following amounts with the corresponding exercise prices and expiration dates:

Number of shares underlying options	Exercise Price	Expiration Date
25,000	$ 3.80	1/18/2018
5,000	$ 2.20	2/27/2019
75,000	$ 3.73	5/12/200

In addition, Ms. Clifford’s unvested shares do not include 100,000 restricted shares that were granted in February 2014 that vest in four annual installments of 25,000 shares with the first installment vesting on the first anniversary of the grant date and each subsequent installment vesting on each successive anniversary.

APPROVAL OF AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN, AS AMENDED
(PROPOSAL 2)

The board of directors has unanimously approved an amendment to our Amended and Restated 2009 Stock Incentive Plan (as amended, the “Plan”) which if approved, will increase the number of shares that may be issued under the Plan by 2,750,000 or from 5,000,000 to 7,750,000.  At our annual meeting, the stockholders of the Company will be asked to approve the amended Plan. The affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the 2014 annual meeting is required to approve the amended Plan.

Purpose of the Proposal

We believe that providing officers, directors, employees, consultants and advisors with a proprietary interest in the growth and performance of the combined company is crucial to stimulating individual performance while at the same time enhancing stockholder value.

Our stockholders originally approved the Plan at our March 8, 2010 special meeting of stockholders. At the time we sought such approval, we had approximately 24.6 million shares of common stock outstanding and substantially fewer full-time employees and believed that the number of shares available for issuance under the Plan as originally proposed was sufficient for our near-term goals. Since such time, we have significantly increased the number of full-time employees. In the future, we may hire additional employees and elect additional members to the board of directors which might require us granting additional incentive awards beyond the 5,000,000 shares currently contemplated by the Plan.  Also, we currently have less than 40,000 shares remaining available under this Plan. Your affirmative vote to approve the amended Plan will also serve as approval for purposes of Section 162(m) of the Internal Revenue Code (the “Code”)(see “Performance Goals for Section 162(m) Awards” below).  If our stockholders fail to approve the amended Plan, we will continue to operate under the Plan as currently in effect.

The Amended and Restated 2009 Stock Incentive Plan, as amended and as proposed herein, is attached hereto as Appendix A. The only change sought at this time is the increase in the number of shares.  Certain features of the Plan are summarized below, but this summary is qualified in its entirety by reference to the full text of the Plan. All capitalized terms not defined herein have the meanings set forth in the Plan.

Terms of the Plan

Administration of the Plan. The Compensation Committee of the board or a sub-committee thereof (the “Committee”) will generally administer the Plan, and has the authority to make awards under the Plan and establish the terms of the awards. The Committee will also generally have the authority to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, and to make any other determination that it believes necessary or advisable for proper administration of the Plan. Subject to the limitations specified in the Plan, the Committee may delegate its authority to appropriate officers of our Company with respect to grants to employees or consultants who are not subject to Section 16 of the Exchange Act or Section 162(m) of the Code.

Eligibility. Key employees, officers, and directors of the combined company and our consultants or advisors will be eligible to receive awards (“Incentives”) under the Plan once they have been designated as Plan participants. Incentives under the Plan may be granted in any one or a combination of the following forms: incentive stock options under Section 422 of the Code, non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights, and other stock-based awards. Each of these types of Incentives is discussed in more detail in “Types of Incentives” below.

Shares Issuable through the Plan. A total of 7,750,000 shares of our common stock will be authorized for issuance under the Plan after approval of the proposed amendment. The closing price of a share of our common stock as quoted on Nasdaq on April 21, 2014 was $5.03.

Limitations and Adjustments to Shares Issuable under the Plan. As amended, incentives relating to no more than 1,500,000 shares of our common stock may be granted to a single participant in any fiscal year. Incentives relating to no more than an aggregate of 3,000,000 shares of our common stock may be granted as restricted stock, restricted stock units and other stock-based awards. Grants of restricted stock, restricted stock units, or other stock-based amounts up to an aggregate of 1,000,000 shares may be made without compliance with the minimum vesting periods set forth in the Plan. These minimum vesting periods, as well as certain exceptions, are discussed below under “Restricted Stock”.

For purposes of determining the maximum number of shares of common stock available for delivery under the Plan, shares that are not delivered because an Incentive is forfeited, canceled, or settled in cash will not be deemed to have been delivered under the Plan. With respect to stock appreciation rights paid in shares, all shares to which the stock appreciation rights relate are counted against the Plan limits, rather than the net number of shares delivered upon exercise of the stock appreciation rights.

Proportionate adjustments will be made to all of the share limitations provided in the Plan, including shares subject to outstanding Incentives, in the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares, or other change in the shares of common stock, and the terms of any Incentive will be adjusted to the extent appropriate to provide participants with the same relative rights before and after the occurrence of any such event.

Amendments to the Plan. The board may amend or discontinue the Plan at any time. However, our stockholders must approve any amendment to the Plan that would:

●	materially increase the benefits accruing to participants;
●	materially increase the number of shares of common stock that may be issued through the Plan;
●	materially expand the classes of persons eligible to participate;
●	expand the types of awards available for grant;
●	materially extend the term of the Plan;
●	materially reduce the price at which common stock may be offered through the Plan; or
●	permit the repricing of an option or stock appreciation right.

Duration of the Plan. No Incentives may be granted under the Plan after June 23, 2021.

Types of Incentives. Each of the types of Incentives that may be granted under the Plan is described below:

Stock Options. A stock option is a right to purchase shares of common stock from the Company. The Committee will determine the number and exercise price of the options, and the time or times that the options become exercisable, provided that the option exercise price may not be less than the fair market value of a share of common stock on the date of grant, except for an option granted in substitution of an outstanding award in an acquisition transaction. The term of an option will also be determined by the Committee, but may not exceed ten years. The Committee may accelerate the exercisability of any stock option at any time. As noted above, the Committee may not, without the prior approval of our stockholders, decrease the exercise price for any outstanding option after the date of grant. In addition, an outstanding option may not, as of any date that the option has a per share exercise price that is greater than the then current fair market value of a share of common stock, be surrendered to us as consideration for the grant of a new option with a lower exercise price, another Incentive, a cash payment, or shares of common stock, unless approved by our Company’s stockholders. Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Code.

The option exercise price may be paid in cash; by check; in shares of common stock; through a “cashless” exercise arrangement with a broker approved by our Company; if approved by the Committee, through a net exercise procedure; or in any other manner authorized by the Committee.

Restricted Stock. The Committee may grant shares of common stock subject to restrictions on sale, pledge, or other transfer by the recipient for a certain restricted period. The restricted period must be a minimum of three years with the following exceptions: shares vesting based on the attainment of performance goals and shares granted to outside directors. If vesting of the shares is subject to the future attainment of specified performance goals, the restricted period for employees, consultants, or advisors must be at least one year. However, in addition to the previously described exceptions, a Plan aggregate total of 1,000,000 shares of common stock may be issued in connection with restricted stock, restricted stock units, or other stock-based awards without compliance with these minimum vesting periods. All shares of restricted stock will be subject to such restrictions as the Committee may provide in an agreement with the participant, including provisions that may obligate the participant to forfeit the shares to us in the event of termination of employment or if specified performance goals or targets are not met. Subject to restrictions provided in the participant’s incentive agreement and the Plan, a participant receiving restricted stock shall have all of the rights of a stockholder as to such shares, including the right to receive dividends.

Restricted Stock Units. A restricted stock unit, or RSU, represents the right to receive from the Company one share of common stock on a specific future vesting or payment date. All RSUs will be subject to such restrictions as the Committee may provide in an agreement with the participant, including provisions which may obligate the participant to forfeit the units in the event of termination of employment or if specified performance goals or targets are not met. Subject to the restrictions provided in the agreement and the Plan, a participant receiving RSUs has no rights of a stockholder until shares of common stock are issued to the participant. Restricted stock units may be granted with dividend equivalent rights.

Stock Appreciation Rights. A stock appreciation right, or SAR, is a right to receive, without payment to the Company, a number of shares of common stock determined by dividing the product of the number of shares as to which the stock appreciation right is exercised and the amount of the appreciation in each share by the fair market value of a share on the date of exercise of the right. The Committee will determine the base price used to measure share appreciation, whether the right may be paid in cash, and the number and term of stock appreciation rights, provided that the term of a SAR may not exceed ten years. The Committee may accelerate the exercisability of any SAR at any time. The Plan restricts decreases in the base price and certain exchanges of SARs on terms similar to the restrictions described above for options.

Other Stock-Based Awards. The Plan also permits the Committee to grant to participants awards of shares of common stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, or the appreciation in value of, shares of common stock (other stock-based awards). The Committee has discretion to determine the times at which such awards are to be made, the size of such awards, the form of payment, and all other conditions of such awards, including any restrictions, deferral periods, or performance requirements. Other stock-based awards are subject to the same minimum vesting requirements and exceptions described above for restricted stock and restricted stock units.

Performance Goals for Section 162(m) Awards. Performance-based compensation does not count toward the $1 million limit on our Company’s federal income tax deduction for compensation paid to its most highly compensated executive officers. Grants of restricted stock, restricted stock units, or other stock-based awards that we intend to qualify as performance-based compensation under Section 162(m) must be made subject to the achievement of pre-established performance goals. The pre-established performance goals, as provided in the Plan, will be based upon any or a combination of the following criteria relating to our Company or one or more of our divisions or subsidiaries: earnings per share; return on assets; an economic value added measure; stockholder return; earnings or earnings before interest, taxes and amortization; stock price; total stockholder return; return on equity; return on total capital; return on assets or net assets; revenue; reduction of expenses; free cash flow; income or net income; income before tax; operating income or net operating income; gross profit; operating profit or net operating profit; operating margin or profit margin; return on operating revenue; return on invested capital; or market segment share. For any performance period, the performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or industry benchmarks, or relative to levels attained in prior years. Performance measurements may be adjusted as specified under the Plan.

Our Committee has authority to use different targets from time to time within the scope of the Plan’s performance goals as listed above. The regulations under Section 162(m) require that the material terms of the performance goals be reapproved by our stockholders every five years, which your vote in the affirmative for the amended Plan will provide. To qualify as performance-based compensation, grants of restricted stock, restricted stock units and other stock-based awards will be required to satisfy the other applicable requirements of Section 162(m).

Termination of Employment. In the event that a participant ceases to be an employee of the Company or to provide services to the Company for any reason, including death, disability, early retirement, or normal retirement, any Incentives may be exercised, shall vest, or shall expire at such times as may be determined by the Committee and as provided in the applicable incentive agreement.

Change in Control. Upon a change in control of our Company, as defined in the Plan or in an incentive agreement, or immediately prior to the closing of a transaction that will result in a change in control if consummated, all outstanding Incentives granted pursuant to the Plan shall automatically become fully vested and exercisable, all restrictions or limitations on any Incentives shall lapse, and all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved or waived by the Company without the necessity of action by any person.

In addition, upon a change in control our Committee will have the authority to take a variety of actions regarding outstanding Incentives. Within certain time periods and under certain conditions, our Committee may:

●	require that all outstanding Incentives be exercised by a certain date;
●
require the surrender to our Company of some or all outstanding Incentives in exchange for a stock or cash payment for each Incentive equal in value to the per-share change in control value, calculated as described in the Plan, over the exercise or base price;

●	make any equitable adjustment to outstanding Incentives as the Committee deems necessary to reflect our corporate changes; or
●
provide that an Incentive shall become an Incentive relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the change of control transaction if the participant had been a stockholder.

Transferability of Incentives. No Incentives granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a participant except: (a) by will; (b) by the laws of descent and distribution; (c) pursuant to a domestic relations order, as defined in the Code; or (d) as to options only, if permitted by the Committee and so provided in the relevant incentive agreement, to immediate family members or to a partnership, limited liability company or trust for which the sole owners, members or beneficiaries are the participant or immediate family members.

Tax Withholding. We may withhold from any payments or stock issuances under the Plan, or collect as a condition of payment, any taxes required by law to be withheld. The participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of common stock, or to have our Company withhold from the shares the participant would otherwise receive, shares, in either case having a value equal to the minimum amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined, and for participants who are not subject to Section 16 of the Exchange Act, is subject to the Committee’s right of disapproval.

Purchase of Incentives. The Committee may approve the purchase by our Company of an unexercised or unvested Incentive from the holder by mutual agreement.

Federal Income Tax Consequences

The federal income tax consequences related to the issuance of the different types of Incentives that may be awarded under the Plan are summarized below. Participants who are granted Incentives under the Plan should consult their own tax advisors to determine the tax consequences based on their particular circumstances.

Stock Options. A participant who is granted an incentive stock option normally will not realize any income, nor will the Company normally receive any deduction for federal income tax purposes, in the year the option is granted.

While an employee generally will not recognize any income upon the exercise of any incentive stock option, the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the holding periods). An employee disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. Our Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares received upon exercise before the expiration of the holding periods.

When a non-qualified stock option granted through the Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares acquired and the aggregate fair market value of the shares acquired on the exercise date and, subject to the limitations of Section 162(m) of the Code, we will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.

If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received. If the exercised option is an incentive stock option and the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the holding periods, the optionee will recognize income on such exchange, and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding period has been met on the date of exercise, there will be no income recognition and the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.

Restricted Stock. Unless the participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and we will not be allowed a tax deduction, at the time the restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares as of that date, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code. If the participant files an election under Section 83(b) of the Code within 30 days of the date of grant of restricted stock, the participant will recognize ordinary income as of the date of the grant equal to the fair market value of the stock as of that date, and our Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. If the stock is later forfeited, however, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.

Restricted Stock Units. A participant will not be deemed to have received taxable income upon the grant of restricted stock units. The participant will be deemed to have received taxable ordinary income at such time as shares are distributed with respect to the restricted stock units in an amount equal to the fair market value of the shares distributed to the participant. Upon the distribution of shares to a participant with respect to restricted stock units, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income of the participant, subject to any applicable limitations under Section 162(m) of the Code. The basis of the shares received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares.

Stock Appreciation Rights. Generally, a participant who is granted a stock appreciation right under the Plan will not recognize any taxable income at the time of the grant. The participant will recognize ordinary income upon exercise equal to the amount of cash or the fair market value of the stock received on the day it is received.

In general, there are no federal income tax deductions allowed to our Company upon the grant of stock appreciation rights. Upon the exercise of the stock appreciation right, however, we will be entitled to a deduction equal to the amount of ordinary income that the participant is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under Section 162(m).

Other Stock-Based Awards. Generally, a participant who is granted another stock-based award under the Plan will recognize ordinary income at the time the cash or shares of common stock associated with the award are received. If stock is received, the ordinary income will be equal to the excess of the fair market value of the stock received over any amount paid by the participant in exchange for the stock.

In the year that the participant recognizes ordinary taxable income in respect of such award, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize, provided that the deduction is not otherwise disallowed under Section 162(m).

Section 409A. If any Incentive constitutes non-qualified deferred compensation under Section 409A of the Code, it will be necessary that the Incentive be structured to comply with Section 409A of the Code to avoid the imposition of additional tax, penalties, and interest on the participant.

Tax Consequences of a Change of Control. If, upon a change of control of our Company, the exercisability, vesting or payout of an Incentive is accelerated, any excess on the date of the change of control of the fair market value of the shares or cash issued under accelerated Incentives over the purchase price of such shares, if any, may be characterized as “parachute payments” (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the “base amount” for such employee. The base amount generally is the average of the annual compensation of the employee for the five years preceding such change in ownership or control. An “excess parachute payment,” with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount. If the amounts received by an employee upon a change of control are characterized as excess parachute payments, the employee will be subject to a 20% excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.

The foregoing discussion summarizes the federal income tax consequences of Incentives that may be granted under the Plan based on current provisions of the Code, which are subject to change. This summary does not cover any foreign, state or local tax consequences.

Dilutive Effect to Stockholders

If the amended Plan is approved, and we increase our Plan by 2,750,000 shares, such increase will contribute to a potential dilution of approximately 14.3%. This potential dilution was calculated by adding (i) the total number of shares available for issuance under the amended 2009 Plan and (ii) all unvested shares and unexercised stock options previously awarded and outstanding under our other equity incentive plans; divided by the total number of shares of outstanding common stock assuming the issuance of such shares. It should be noted that the percentage above does not include in the denominator over 18 million shares issuable upon conversion of our currently issued Senior Notes.

ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)
(PROPOSAL 3)

We are seeking stockholder approval of the compensation of our Named Executive Officers as disclosed in this proxy statement.  This vote is not intended to address any specific compensation arrangement or amount, but rather the overall compensation of our Named Executive Officers and our compensation philosophy and practices as disclosed under the “Executive Officer Compensation” section of this proxy statement.  This disclosure includes the compensation tables and the accompanying narrative compensation disclosures.

This non-binding advisory proposal, commonly known as a “say-on-pay” proposal, is required under Section 14A of the Exchange Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act), which was enacted in July 2010.  We are asking stockholders to vote on the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in the Company’s proxy statement for the Company’s 2014 annual meeting of stockholders pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission, is hereby APPROVED.”

We understand that our executive compensation practices are important to our stockholders.  Our core executive compensation philosophy is based on pay for performance, and we believe that our executive compensation program is strongly aligned with the long-term interests of our stockholders.

Because your vote is advisory, it will not be binding on the Board of Directors and it will not directly affect or otherwise limit any existing compensation or award arrangement of any of our NEOs.  However, our Compensation Committee does intend to take into account the outcome of the vote when considering future executive compensation arrangements.

The Board unanimously recommends a vote FOR approval of our executive compensation as disclosed in this proxy statement.

AUDIT COMMITTEE REPORT

The Audit Committee reviews our Company’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the preparation of our consolidated financial statements and our filings, including the design and implementation of our Company’s internal controls.  Our Audit Committee oversees the integrity of our financial statements, reports, and other financial information, our compliance with legal and regulatory requirements, and the independent registered public accounting firm’s qualifications, independence, and performance.  Our Audit Committee operates under a written charter, which is available as described under “Corporate Governance – Availability of Corporate Governance Documents.”

In this context, the Audit Committee has met and held discussions with management regarding the assessment of our Company’s internal controls over financial reporting.  The Audit Committee has also met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of our Company’s results.  The Audit Committee has discussed significant accounting policies applied by the Company in its consolidated financial statements, as well as alternative treatments.  Management represented to the Audit Committee that our Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.  The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 114.

In addition, the Audit Committee reviewed and discussed with the independent registered public accounting firm the auditor’s independence from the Company and its management.  As part of that review, the Audit Committee received the written disclosures and letter required by Public Company Accounting Oversight Board, or PCAOB, Rule 3526 (Communication with Audit Committees Concerning Independence) and by all relevant professional and regulatory standards relating to the independent registered public accounting firm’s independence from the Company.  The Audit Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to our Company is compatible with the auditor’s independence.  The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

The Audit Committee reviewed and discussed Company policies with respect to risk assessment and risk management.  The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their respective audits.

The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, and the overall quality of the Company’s financial reporting.  In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the Securities and Exchange Commission.

By the Audit Committee:

Steven A. Elms, Chair
Tasos G. Konidaris*
John A. Sedor**

*      Mr. Konidaris became the Audit Committee Chairman effective April 25, 2014, but Mr. Elms served in this capacity until such date.
**   Mr. Sedor became a member of the Audit Committee after the Annual Report on Form 10-K for the year ended December 31, 2013 was filed with the SEC.

 COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2013 with management, and based on such reviews and discussions, the Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

The foregoing report is given by the following members of the Compensation Committee:

John A. Sedor, Chair
Steven Elms
Tasos G. Konidaris*

*   Mr. Konidaris became a member of the Compensation Committee effective April 25, 2014.

This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

PROPOSAL TO RATIFY THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL 4)

Our Audit Committee has appointed Cherry Bekaert L.L.P. to audit our consolidated financial statements for the fiscal year ending December 31, 2014, and recommends that the stockholders vote in favor of the ratification of such appointment.  In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection.  We anticipate that representatives of Cherry Bekaert L.L.P. will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

The Board unanimously recommends that stockholders vote FOR the proposal to ratify the retention of
Cherry Bekaert L.L.P. as our independent registered public accounting firm for the fiscal year ended December 31, 2014.

Fees Paid to Registered Independent Public Accounting Firm

The following table shows the fees paid or accrued by our Company for the audit and other services provided by Cherry Bekaert L.L.P. for fiscal years 2013 and 2012.

	2013	2012
Audit Fees (1)	$350,000	$410,306
Audit-Related Fees (2)	44,000	51,660
Tax Fees (3)	94,556	95,600
All Other Fees	--	---
Total	$488,556	$557,566
———————
(1)
“Audit Fees” represent fees for professional services rendered by Cherry Bekaert L.L.P for fiscal years 2013 and 2012 for the audit of our annual consolidated financial statements included in our Annual Reports on Form 10-K for those respective fiscal years, the review of financial statements included in our Quarterly Reports on Form 10-Q for those respective years and any services normally provided by these firms in connection with statutory and regulatory filings or engagements.

(2)
“Audit-Related Fees” represent fees for assurance and related services by Cherry Bekaert L.L.P. for fiscal years 2013 and 2012 that are reasonably related to the performance of the audit or review of our consolidated financial statements for those respective fiscal years and are not reported under “Audit Fees.” These fees consisted primarily of accounting consultations relating to the 401(k) audit of Cypress Pharmaceutical. in early 2013 and the preparation of the opening balance sheet of Somaxon Pharmaceuticals completed in March 2013.

(3)	“Tax Fees” represent fees for professional services rendered by Cherry Bekaert L.L.P. for fiscal years 2013 and 2012 for tax compliance, tax advice and tax planning.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee is required to pre-approve the audit and non-audit services performed for us by our independent registered public accounting firm in order to assure that the provision of such services does not impair the independence of our independent registered public accounting firm.  Prior to the beginning of our fiscal year, our Audit Committee typically pre-approves certain general audit and non-audit services up to specified cost levels.  Any audit or non-audit services that are not generally pre-approved in this manner require specific pre-approval by our Audit Committee.  While our Audit Committee may delegate pre-approval authority to one or more of its members, the member or members to whom such authority is delegated must report any pre-approval decisions to our Audit Committee at its next scheduled meeting.  Our Audit Committee does not delegate its responsibilities to pre-approve services performed by our independent registered public accounting firm to management.

All of the services described in “Audit-Related Fees,” “Tax Fees” and “All Other Fees” in the table above were approved by the Audit Committee as required by the SEC (in Rule 2-01 of Regulation S-X, paragraph c(7)(i)(C)).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, as amended, requires our directors and officers, and persons who own more than ten percent of our common stock, to file initial reports of ownership and changes in ownership with the SEC.  Directors and officers and stockholders owning more than ten percent of our common stock are required by the SEC to furnish us with copies of all reports filed pursuant to Section 16(a).

Based on our review of Section 16(a) reports filed by or on behalf of our directors, officers, and stockholders owning greater than ten percent of our common stock, or written representations that no filings were required, we believe that all such required reports were filed on a timely basis during fiscal year 2013, except for one Form 4 filed one day late by Cooper Collins reporting transactions under a 10b5-1 plan.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Related Person Policy

      The Board of Directors has adopted a written Related Person Transaction Approval Policy (referred to as the “Related Person Policy”) that is administered by the Audit Committee of the Board of Directors.  The Related Person Policy applies to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a “related person” as defined by the SEC (Item 404 of Regulation S-K) has a direct or indirect material interest.

Under the Related Person Policy, the facts and circumstances of the proposed transaction will be provided to senior management, which will determine whether the proposed transaction is a related person transaction that requires further review.  Transactions that fall within the definition will be submitted to the Audit Committee for approval, ratification or other action at the next Audit Committee meeting or, in those instances in which senior management determines that it is not practicable or desirable to wait until the next Audit Committee meeting, to the Chairman of the Audit Committee.  The Audit Committee or the Chairman, as applicable, may approve, based on good faith consideration of all the relevant facts and circumstances, only those related person transactions that are in, or not inconsistent with, the best interests of the Company and its stockholders.

In addition, senior management will review quarterly reports of amounts paid or payable to, or received or receivable from, any related person and determine if there are any related person transactions that were not previously approved or ratified under the Related Person Policy.  The Audit Committee will evaluate all options available, including, but not limited to, ratification, amendment, termination or rescission and, where appropriate, take disciplinary action.  The Audit Committee will request that senior management evaluate the Company’s controls to ascertain the reason the transaction was not submitted to the Audit Committee for prior approval.

 Certain Relationships and Transactions

There were no transactions or relationships in 2013 for which the board was required to review the Related Person Policy.

OTHER MATTERS

We know of no other matters to be submitted at the meeting.  If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

Dated:  April 25, 2014

Appendix A
AMENDED AND RESTATED PERNIX THERAPEUTICS HOLDINGS, INC.
2009 STOCK INCENTIVE PLAN
(AS AMENDED AND PROPOSED TO BE AMENDED)

1. Purpose.  The purpose of the Amended and Restated Pernix Therapeutics Holdings, Inc. 2009 Stock Incentive Plan (the “Plan”) is to increase stockholder value and to advance the interests of Pernix Therapeutics Holdings, Inc. (“Pernix”) and its subsidiaries (collectively with Pernix, the “Company”) by furnishing stock-based economic incentives (the “Incentives”) designed to attract, retain, reward and motivate key employees, officers and directors of the Company and consultants and advisors to the Company and to strengthen the mutuality of interests between service providers and Pernix’s stockholders.  Incentives consist of opportunities to purchase or receive shares of Common Stock, $0.01 par value per share, of Pernix (the “Common Stock”) or cash valued in relation to common stock, on terms determined under the Plan.  As used in the Plan, the term “subsidiary” means any corporation, limited liability company or other entity, of which Pernix owns (directly or indirectly) within the meaning of section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”), 50% or more of the total combined voting power of all classes of stock, membership interests, or other equity interests issued thereby.

2. Administration.

2.1. Composition.  The Plan shall generally be administered by the Compensation Committee or a sub-committee thereof (the “Committee”) of the Board of Directors of Pernix (the “Board”).  The Committee shall consist of not fewer than two members of the Board, each of whom shall (a) qualify as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”) or any successor rule and (b) qualify as an “outside director” under Section 162(m) of the Code (“Section 162(m)”).

2.2. Authority.  The Committee shall have plenary authority to award Incentives under the Plan and to enter into agreements with or provide notices to participants as to the terms of the Incentives (the “Incentive Agreements”).  The Committee shall have the general authority to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, and to make any other determination that it believes necessary or advisable for the proper administration of the Plan.  Committee decisions in matters relating to the Plan shall be final and conclusive on the Company and participants.  The Committee may delegate its authority hereunder to the extent provided in Section 3 hereof.

3. Eligible Participants.  Key employees, officers and directors of the Company and persons providing services as consultants or advisors to the Company shall become eligible to receive Incentives under the Plan when designated by the Committee.  With respect to participants not subject to Section 16 of the 1934 Act or Section 162(m) of the Code, the Committee may delegate to appropriate officers of the Company its authority to designate participants, to determine the size and type of Incentives to be received by those participants and to set and modify the terms of such Incentives; provided, however, that the resolution so authorizing any such officer shall specify the total number of Incentives such officer may so award and such actions shall be treated for all purposes as if taken by the Committee, and provided further that the per share exercise price of any options granted by an officer, rather than by the Committee, shall be equal to the Fair Market Value (as defined in Section 12.11) of a share of Common Stock on the later of the date of grant or the date the participant’s employment with or service to the Company commences.

4. Types of Incentives.  Incentives may be granted under the Plan to eligible participants in the forms of (a) incentive stock options; (b) non-qualified stock options; (c) restricted stock, (d) restricted stock units (“RSUs”); (e) stock appreciation rights (“SARs”) and (f) Other Stock-Based Awards (as defined in Section 10).

5. Shares Subject to the Plan.

5.1. Number of Shares.  Subject to adjustment as provided in Section 12.5, the maximum number of shares of Common Stock that may be delivered to participants and their permitted transferees under the Plan shall be 7,750,000 shares.

5.2. Share Counting.  To the extent any shares of Common Stock covered by a stock option or SAR are not delivered to a participant or permitted transferee because the Incentive is forfeited or canceled, or shares of Common Stock are not delivered because an Incentive is paid or settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under this Plan.  In the event that shares of Common Stock are issued as an Incentive and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired Shares may again be issued under the Plan.  With respect to SARs, if the SAR is payable in shares of Common Stock, all shares to which the SARs relate are counted against the Plan limits, rather than the net number of shares delivered upon exercise of the SAR.

5.3. Limitations on Awards.  Subject to adjustment as provided in Section 12.5, the following additional limitations are imposed under the Plan:

(a) The maximum number of shares of Common Stock that may be issued upon exercise of stock options intended to qualify as incentive stock options under Section 422 of the Code shall be 5,000,000 shares.

(b) The maximum number of shares of Common Stock that may be covered by Incentives granted under the Plan to any one individual during any one fiscal-year period shall be 1,500,000.

(c) The aggregate maximum number of shares of Common Stock that may be granted as restricted stock, restricted stock units, and Other Stock-Based Awards shall be 3,000,000.

(d) Restricted stock, restricted stock units and Other Stock-Based Awards with respect to an aggregate of 1,000,000 shares of Common Stock may be granted to officers, employees, consultants, or advisors without compliance with the minimum vesting periods or exceptions provided in Sections 7.2, 8.2 and 10.2.

(e) The maximum value of an Other Stock-based Award that is valued in dollars (whether paid in Common Stock) scheduled to paid out to any one participant in any fiscal year shall be $5,000,000.

5.4. Type of Common Stock.  Common Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.

6. Stock Options.  A stock option is a right to purchase shares of Common Stock from Pernix.  Stock options granted under the Plan may be incentive stock options (as such term is defined in Section 422 of the Code) or non-qualified stock options.  Any option that is designated as a non-qualified stock option shall not be treated as an incentive stock option.  Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

6.1. Price.  The exercise price per share shall be determined by the Committee, subject to adjustment under Section 12.5; provided that in no event shall the exercise price be less than the Fair Market Value (as defined in Section 12.11) of a share of Common Stock on the date of grant, except in the case of a stock option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines.

6.2. Number.  The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to Section 5 and subject to adjustment as provided in Section 12.5.

6.3. Duration and Time for Exercise.  The term of each stock option shall be determined by the Committee, but shall not exceed a maximum term of ten years.  Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee.  Notwithstanding the foregoing, the Committee may accelerate the exercisability of any stock option at any time, in addition to the automatic acceleration of stock options under Section 12.10.

6.4. Repurchase.  Upon approval of the Committee, the Company may repurchase a previously granted stock option from a participant by mutual agreement before such option has been exercised by payment to the participant of the amount per share by which:  (a) the Fair Market Value (as defined in Section 12.11) of the Common Stock subject to the option on the business day immediately preceding the date of purchase exceeds (b) the exercise price, or by payment of such other mutually agreed upon amount; provided, however, that no such repurchase shall be permitted if prohibited by Section 6.6.

6.5. Manner of Exercise.  A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased.  The exercise notice shall be accompanied by the full purchase price for such shares.  The option price shall be payable in United States dollars and may be paid (a) in cash; (b) by check; (c) by delivery of or attestation of ownership of shares of Common Stock, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised; (d) by delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the shares, issuable under the option and to deliver promptly to the Company the amount of sale proceeds (or loan proceeds if the broker lends funds to the participant for delivery to the Company) to pay the exercise price; or (e) if approved by the Committee, through a net exercise procedure whereby the optionee surrenders the option in exchange for that number of shares of Common Stock with an aggregate Fair Market Value equal to the difference between the aggregate exercise price of the options being surrendered and the aggregate Fair Market Value of the shares of Common Stock subject to the option, (f) in such other manner as may be authorized from time to time by the Committee.

6.6. Repricing.  Except for adjustments pursuant to Section 12.5 or actions permitted to be taken by the Committee under Section 12.10(c) in the event of a Change of Control, unless approved by the stockholders of the Company, (a) the exercise or base price for any outstanding option or SAR granted under this Plan may not be decreased after the date of grant and (b) an outstanding option or SAR that has been granted under this Plan may not, as of any date that such option or SAR has a per share exercise price that is greater than the then current Fair Market Value of a share of Common Stock, be surrendered to the Company as consideration for the grant of a new option or SAR with a lower exercise price, shares of restricted stock, restricted stock units, an Other Stock-Based Award, a cash payment or Common Stock.

6.7. Incentive Stock Options.  Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as incentive stock options (as such term is defined in Section 422 of the Code):

(a) Any incentive stock option agreement authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as incentive stock options.

(b) All incentive stock options must be granted within ten years from the date on which this Plan is adopted by the Board of Directors.

(c) No incentive stock options shall be granted to any non-employee or to any employee who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

(d) The aggregate Fair Market Value (determined with respect to each incentive stock option as of the time such incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of Pernix or any of its subsidiaries) shall not exceed $100,000.  To the extent that such limitation is exceeded, the excess options shall be treated as non-qualified stock options for federal income tax purposes.

7. Restricted Stock.

7.1. Grant of Restricted Stock.  The Committee may award shares of restricted stock to such eligible participants as the Committee determines pursuant to the terms of Section 3.  An award of restricted stock shall be subject to such restrictions on transfer and forfeitability provisions and such other terms and conditions, including the attainment of specified performance goals, as the Committee may determine, subject to the provisions of the Plan.  To the extent restricted stock is intended to qualify as “performance-based compensation” under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 below and meet the additional requirements imposed by Section 162(m).

7.2. The Restricted Period.  At the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted and after which the shares of restricted stock shall be vested (the “Restricted Period”).  The Restricted Period shall be a minimum of three years with incremental vesting of portions of the award over the three-year period permitted, with the following exceptions:

(a) If the vesting of the shares of restricted stock is based upon the attainment of performance goals as described in Section 11, a minimum Restricted Period of one year is allowed.

(b) No minimum Restricted Period applies to grants to non-employee directors, to grants issued in payment of cash amounts earned under the Company’s annual incentive plan, or to grants under Section 5.3(c) hereof.

(c) Each award of restricted stock may have a different Restricted Period.  The expiration of the Restricted Period shall also occur: (1) as provided under Section 12.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement, and (2) as described in Section 12.10 in the event of a Change of Control of the Company.

7.3. Escrow.  The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant.  Any certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant.  Each such certificate shall bear a legend in substantially the following form:

7.4. The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Pernix Therapeutics Holdings, Inc. (the “Company”) 2009 Stock Incentive Plan (the “Plan”), and an agreement entered into between the registered owner and Company thereunder.  Copies of the Plan and the agreement are on file at the principal office of the Company.

(a) Alternatively, in the discretion of the Company, ownership of the shares of restricted stock and the appropriate restrictions shall be reflected in the records of the Company’s transfer agent and no physical certificates shall be issued prior to vesting.

7.5. Dividends on Restricted Stock.  Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement.

7.6. Forfeiture.  In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be surrendered and any certificates cancelled.  The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 12.5 due to a recapitalization or other change in capitalization.

7.7. Expiration of Restricted Period.  Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the restricted stock shall lapse and, unless otherwise instructed by the participant, a stock certificate for the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the participant or the participant’s estate, as the case may be.

7.8. Rights as a Stockholder.  Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during the Restricted Period, including without limitation, the right to vote any shares of Common Stock.

8. Restricted Stock Units.

8.1. Grant of Restricted Stock Units.  A restricted stock unit, or RSU, represents the right to receive from the Company on the respective scheduled vesting or payment date for such RSU, one share of Common Stock.  An award of restricted stock units may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan.  To the extent an award of restricted stock units is intended to qualify as performance-based compensation under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 and meet the additional requirements imposed by Section 162(m).

8.2. Vesting Period.  At the time an award of restricted stock units is made, the Committee shall establish a period of time during which the restricted stock units shall vest (the “Vesting Period”).  The Vesting Period shall be a minimum of three years with incremental vesting over the three-year period permitted, with the following exceptions:

(a) If the vesting of the shares of restricted stock units is based upon the attainment of performance goals as described in Section 11, a minimum Vesting Period of one year is allowed.

(b) No minimum Restricted Period applies to grants of restricted stock units to non-employee directors, to grants issued in payment of cash amounts earned under the Company’s annual incentive plan, or to grants under Section 5.3(c) hereof.

(c) Each award of restricted stock units may have a different Vesting Period.  The acceleration of the expiration of the Vesting Period shall also occur: (1) as provided under Section 12.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement, and (2) as described in Section 12.10 in the event of a Change of Control of the Company.

8.3. Dividend Equivalent Accounts.  Subject to the terms and conditions of this Plan and the applicable Incentive Agreement, as well as any procedures established by the Committee, the Committee may determine to pay dividend equivalent rights with respect to RSUs, in which case, unless determined by the Committee to be paid currently, the Company shall establish an account for the participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the share of Common Stock underlying each RSU.  The participant shall have rights to the amounts or other property credited to such account.

8.4. Rights as a Stockholder.  Subject to the restrictions imposed under the terms and conditions of this Plan and subject to any other restrictions that may be imposed in the Incentive Agreement, each participant receiving restricted stock units shall have no rights as a stockholder with respect to such restricted stock units until such time as shares of Common Stock are issued to the participant.

8.5. Compliance with Section 409A of the Code.  Restricted stock unit awards shall be designed and operated in such a manner that they are either exempt from the application or comply with the requirements of Section 409A of the Code.

9. Stock Appreciation Rights.

9.1. Grant of Stock Appreciation Rights.  A stock appreciation right, or SAR, is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the number or amount of which is determined pursuant to the formula set forth in Section 9.5.  Each SAR granted by the Committee under the Plan shall be subject to the terms and conditions provided herein.

9.2. Number.  Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 12.5.

9.3. Duration and Time for Exercise.  The term of each SAR shall be determined by the Committee, but shall not exceed a maximum term of ten years.  Each SAR shall become exercisable at such time or times during its term as shall be determined by the Committee.  Notwithstanding the foregoing, the Committee may accelerate the exercisability of any SAR at any time in its discretion in addition to the automatic acceleration of SARs under Section 12.10.

9.4. Exercise.  A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs that the holder wishes to exercise.  The date that the Company receives such written notice shall be referred to herein as the “Exercise Date.”  The Company shall, within 30 days of an Exercise Date, deliver to the exercising holder certificates for the shares of Common Stock to which the holder is entitled pursuant to Section 9.5 or cash or both, as provided in the Incentive Agreement.

9.5. Payment.  The number of shares of Common Stock which shall be issuable upon the exercise of a SAR payable in Common Stock shall be determined by dividing:

(a) the number of shares of Common Stock as to which the SAR is exercised, multiplied by the amount of the appreciation in each such share (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of a share of Common Stock subject to the SAR on the trading day prior to the Exercise Date exceeds the “Base Price,” which is an amount, not less than the Fair Market Value of a share of Common Stock on the date of grant, which shall be determined by the Committee at the time of grant, subject to adjustment under Section 12.5); by

(b) the Fair Market Value of a share of Common Stock on the Exercise Date.

(c) No fractional shares of Common Stock shall be issued upon the exercise of a SAR; instead, the holder of a SAR shall be entitled to purchase the portion necessary to make a whole share at its Fair Market Value on the Exercise Date.

(d) If so provided in the Incentive Agreement, a SAR may be exercised for cash equal to the Fair Market Value of the shares of Common Stock that would be issuable under this Section 9.5, if the exercise had been for Common Stock.

10. Other Stock-Based Awards.

10.1. Grant of Other Stock-Based Awards.  Subject to the limitations described in Section 10.2 hereof, the Committee may grant to eligible participants “Other Stock-Based Awards,” which shall consist of awards (other than options, restricted stock, restricted stock units or SARs described in Sections 6 through 9 hereof) paid out in shares of Common Stock or the value of which is based in whole or in part on the value of shares of Common Stock.  Other Stock-Based Awards may be awards of shares of Common Stock, awards of phantom stock or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of, or appreciation in the value of, Common Stock (including, without limitation, securities convertible or exchangeable into or exercisable for shares of Common Stock), as deemed by the Committee consistent with the purposes of this Plan.  The Committee shall determine the terms and conditions of any Other Stock-Based Award (including which rights of a stockholder, if any, the recipient shall have with respect to Common Stock associated with any such award) and may provide that such award is payable in whole or in part in cash.  An Other Stock-Based Award may be subject to the attainment of such specified performance goals or targets as the Committee may determine, subject to the provisions of this Plan.  To the extent that an Other Stock-Based Award is intended to qualify as “performance-based compensation” under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 below and meet the additional requirements imposed by Section 162(m).

10.2. Limitations.  Except as permitted in Section 5.3(c) and except for grants to non-employee directors and grants of shares issued in payment of cash amounts earned under the Company’s annual incentive plan, Other Stock-Based Awards granted under this Section 10 shall be subject to a vesting period of at least three years, with incremental vesting of portions of the award over the three-year period permitted; provided, however, that if the vesting of the award is based upon the attainment of performance goals, a minimum vesting period of one year is allowed, with incremental vesting of portions of the award over the one-year period permitted.

10.3. Compliance with Section 409A of the Code.  Other Stock-Based Awards shall be designed and operated in such a manner that they are either exempt from the application or comply with the requirements of Section 409A of the Code.

11. Performance Goals for Section 162(m) Awards.  To the extent that shares of restricted stock, restricted stock units or Other Stock-Based Awards granted under the Plan are intended to qualify as “performance-based compensation” under Section 162(m), the vesting, grant, or payment of such awards shall be conditioned on the achievement of one or more performance goals and must satisfy the other requirements of Section 162(m).  The performance goals pursuant to which such awards shall vest, be granted, or be paid out shall be any or a combination of the following performance measures applied to the Company, Pernix, a division, or a subsidiary:  earnings per share; return on assets; an economic value-added measure; shareholder return; earnings or earnings before interest, taxes and amortization; stock price; total shareholder return; return on equity; return on total capital; return on assets or net assets; revenue; reduction of expenses; free cash flow; income or net income; income before tax; operating income or net operating income; gross profit; operating profit or net operating profit; operating margin or profit margin; return on operating revenue; return on invested capital; or market segment share.  For any performance period, such performance objectives may be measured on an absolute basis, relative to a group of peer companies selected by the Committee, relative to internal goals, or relative to levels attained in prior years.  The performance goals may be subject to such adjustments as are specified in advance by the Committee in accordance with Section 162(m).

12. General.

12.1. Duration.  No Incentives may be granted under the Plan after June 23, 2021, the tenth anniversary of the date the Plan was most recently approved by Pernix stockholders; provided, however, that subject to Section 12.9, the Plan shall remain in effect after such date with respect to Incentives granted prior to that date, until all such Incentives have either been satisfied by the issuance of shares of Common Stock or otherwise been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.

12.2. Transferability.  No Incentives granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a participant except: (a) by will; (b) by the laws of descent and distribution; (c) pursuant to a domestic relations order, as defined in the Code; or (d) as to options only, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, (i) to Immediate Family Members, (ii) to a partnership in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or (iv) to a trust for the sole benefit of the participant and/or Immediate Family Members. “Immediate Family Members” shall be defined as the spouse and natural or adopted children or grandchildren of the participant and their spouses.  To the extent that an incentive stock option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a nonqualified stock option.  Any attempted assignment, transfer, pledge, hypothecation or other disposition of Incentives, or levy of attachment or similar process upon Incentives not specifically permitted herein, shall be null and void and without effect.

12.3. Effect of Termination of Employment or Death.  In the event that a participant ceases to be an employee of the Company or to provide services to the Company for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest or shall expire at such times as may be determined by the Committee and provided in the Incentive Agreement.

12.4. Additional Conditions.  Anything in this Plan to the contrary notwithstanding:  (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

12.5. Adjustment.  In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, and any and all other limitations provided in the Plan limiting the number of shares of Common Stock that may be issued hereunder, shall be adjusted in proportion to the change in outstanding shares of Common Stock.  In the event of any such adjustments, the price of any option, the Base Price of any SAR and the performance objectives of any Incentive shall also be adjusted to provide participants with the same relative rights before and after such adjustment.  No substitution or adjustment shall require the Company to issue a fractional share under the Plan and the substitution or adjustment shall be limited by deleting any fractional share.

12.6. Withholding.

(a) The Company shall have the right to withhold from any payments made or stock issued under the Plan or to collect as a condition of payment, issuance or vesting, any taxes required by law to be withheld.  At any time that a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with an Incentive, the participant may, subject to Section 12.6(b) below, satisfy this obligation in whole or in part by electing (the “Election”) to deliver currently owned shares of Common Stock or to have the Company withhold shares of Common Stock, in each case having a value equal to the minimum statutory amount required to be withheld under federal, state and local law.  The value of the shares to be delivered or withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

(b) Each Election must be made prior to the Tax Date.  For participants who are not subject to Section 16 of the 1934 Act, the Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive.  If a participant makes an election under Section 83(b) of the Code with respect to shares of restricted stock, an Election to have shares withheld to satisfy withholding taxes is not permitted to be made.

12.7. No Continued Employment.  No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

12.8. Deferral Permitted.  Payment of an Incentive may be deferred at the option of the participant if permitted in the Incentive Agreement.  Any deferral arrangements shall comply with Section 409A of the Code.

12.9. Amendments to or Termination of the Plan.  The Board may amend or discontinue this Plan at any time; provided, however, that no such amendment may:

(a) materially revise the Plan without the approval of the stockholders.  A material revision of the Plan includes (i) except for adjustments permitted herein, a material increase to the maximum number of shares of Common Stock that may be issued through the Plan, (ii) a material increase to the benefits accruing to participants under the Plan, (iii) a material expansion of the classes of persons eligible to participate in the Plan, (iv) an expansion of the types of awards available for grant under the Plan, (v) a material extension of the term of the Plan and (vi) a material change that reduces the price at which shares of Common Stock may be offered through the Plan;

(b) amend Section 6.6 to permit repricing of options or SARs without the approval of stockholders; or

(c) materially impair, without the consent of the recipient, an Incentive previously granted, except that the Company retains all of its rights under Section 12.10.

12.10. Change of Control.

(a) Unless otherwise defined in an Incentive Agreement, “Change of Control” shall mean:

(i) the acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the 1934 Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 30% or more of the outstanding shares of Common Stock, or 30% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:

(1) any acquisition (other than a Business Combination which constitutes a Change of Control under Section 12.10(a)(iii) hereof) of Common Stock directly from the Company,

(2) any acquisition of Common Stock by the Company or its subsidiaries,

(3) any acquisition of Common Stock by (i) Cooper C. Collins, Jim E. Smith, Jr. or their Immediate Family Members, (ii) any entity controlled by Cooper C. Collins, James E. Smith, Jr. and/or their Immediate Family Members, and (iii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the 1934 Act) that includes Cooper C. Collins, James E. Smith, Jr. and/or any of their Immediate Family Members,

(4) any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or

(5) any acquisition of Common Stock by any entity pursuant to a Business Combination that does not constitute a Change of Control under Section 12.10(a)(iii) hereof; or

(ii) individuals who, as of the date this Plan was adopted by the Board of Directors (the “Approval Date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Approval Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

(iii) consummation of a reorganization, share exchange, merger, or consolidation (including any such transaction involving any direct or indirect subsidiary of the Company), or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”); provided, however, that in no such case shall any such transaction constitute a Change of Control if immediately following such Business Combination,

(1) all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Common Stock and the Company’s voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of Common Stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which, for purposes of this paragraph (1) and paragraphs (2) and (3), shall include a corporation which as a result of such transaction owns the Company or all or substantially all of its assets either directly or through one or more subsidiaries), and

(2) except to the extent that such ownership existed prior to the Business Combination, no Person (excluding any corporation resulting from such Business Combination and any employee benefit plan or related trust of the Company, the corporation resulting from such Business Combination, or any subsidiary of either corporation) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 20% or more of the combined voting power of the then outstanding voting securities of such corporation, and

(3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

(b) Upon a Change of Control, or immediately prior to the closing of a transaction that will result in a Change of Control if consummated, all outstanding Incentives granted pursuant to the Plan shall automatically become fully vested and exercisable, all restrictions or limitations on any Incentives shall lapse and all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved or waived by Pernix without the necessity of action by any person.

(c) No later than 30 days after the approval by the Board of a Change of Control of the types described in subsections (iii) or (iv) of Section 12.10(a) and no later than 30 days after a Change of Control of the type described in subsections (i) and (ii) of Section 12.10(a), the Committee (as the Committee was composed immediately prior to such Change of Control and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), acting in its sole discretion without the consent or approval of any participant, may act to effect one or more of the alternatives listed below and such act by the Committee may not be revoked or rescinded by persons not members of the Committee immediately prior to the Change of Control:

(i) require that all outstanding options and stock appreciation rights be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised options shall terminate;

(ii) make such equitable adjustments to Incentives then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary);

(iii) provide for mandatory conversion of some or all of the outstanding options and stock appreciation rights held by some or all participants as of a date, before or after such Change of Control, specified by the Committee, in which event such options and stock appreciation rights shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such option and stock appreciation right, as defined and calculated below, over the exercise price(s) of such options and stock appreciation rights or, in lieu of such cash payment, the issuance of Common Stock or securities of an acquiring entity having a Fair Market Value equal to such excess; or

(iv) provide that thereafter upon any exercise of an option or stock appreciation right the participant shall be entitled to purchase under such option or stock appreciation right, in lieu of the number of shares of Common Stock then covered by such option or stock appreciation right, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the participant would have been entitled pursuant to the terms of the agreement providing for the reorganization, merger, consolidation or asset sale, if, immediately prior to such Change of Control, the participant had been the holder of record of the number of shares of Common Stock then covered by such options and stock appreciation rights.

(d) For the purpose of paragraph (iii) of Section 12.10(c), the “Change of Control Value” shall equal the amount determined by whichever of the following items is applicable:

(i) the per share price to be paid to stockholders of Pernix in any such merger, consolidation or other reorganization;

(ii) the price per share offered to stockholders of Pernix in any tender offer or exchange offer whereby a Change of Control takes place;

(iii) in all other events, the Fair Market Value per share of Common Stock into which such options being converted are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of conversion of such options; or

(iv) in the event that the consideration offered to stockholders of Pernix in any transaction described in this Section 12.10 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

12.11. Definition of Fair Market Value.  Whenever “Fair Market Value” of Common Stock shall be determined for purposes of this Plan, except as provided below in connection with a cashless exercise through a broker, it shall be determined as follows: (i) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the date as of which fair market value is to be determined, (ii) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the date as of which fair market value is to be determined, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available and (iii) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the date as of which fair market value is to be determined, as established by the Committee in good faith.  In the context of a cashless exercise through a broker, the “Fair Market Value” shall be the price at which the Common Stock subject to the stock option is actually sold in the market to pay the option exercise price.

PERNIX THERAPEUTICS HOLDINGS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – JUNE 18, 2014 AT 10:00 AM LOCAL TIME
CONTROL ID:
REQUEST ID:

The undersigned stockholder of Pernix Therapeutics Holdings, Inc. a Maryland corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated April 25, 2014, and hereby appoints Douglas Drysdale and Tracy Clifford, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2014 Annual Meeting of Stockholders of the Company, to be held on June 18, 2014 at 10:00 a.m., local time, at the Company’s new corporate headquarters at 10 North Park Place, Suite 201, Morristown, New Jersey 07960, and at any adjournment or adjournments thereof, and to vote all shares of the Company’s Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/PTX
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF PERNIX THERAPEUTICS HOLDINGS, INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		à	FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	Election of four Directors:		☐	☐
	Doug Drysdale				☐
	Steven Elms				☐	CONTROL ID:
	Tasos G. Konidaris				☐	REQUEST ID:
	John A. Sedor				☐

Proposal 2		à	FOR	AGAINST	ABSTAIN
	To approve the Company’s Amended and Restated 2009 Stock Incentive Plan, as amended.		☐	☐	☐

Proposal 3		à	FOR	AGAINST	ABSTAIN
	To approve, on an advisory basis, our executive compensation as disclosed in the proxy statement (“say-on-pay”).		☐	☐	☐

Proposal 4		à	FOR	AGAINST	ABSTAIN
	To ratify the selection of Cherry Bekaert L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014		☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of all directors; FOR approval of the Company’s Amended and Restated 2009 Stock Incentive Plan, as amended, and as disclosed in the 2014 proxy statement; FOR approval, on an advisory basis, of the company’s executive compensation as disclosed in the proxy statement (“say-on-pay”); FOR the ratification of the appointment of Cherry Bekaert LLP, an independent registered public accounting firm, as the independent auditors of the Company for the fiscal year ending December 31, 2014; and as the Board of Directors may recommend on such other matters as may come before the meeting or any postponement or adjournment thereof.

MARK HERE FOR ADDRESS CHANGE   ☐ New Address (if applicable):
____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2014

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)